UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

September 7, 2022

Dear Fellow Shareholders:
We welcome you to join our Annual Meeting of Shareholders on October 21, 2022, at 9:30 a.m. EDT.
During fiscal 2022, we made tremendous progress in executing our defined set of choices in the Connect 2.0 Strategy, and successfully navigated an unprecedented supply chain environment and inflationary pressures in a focused and agile way.
This past fiscal year has been one of the most formative in Kimball International’s history and unfolded as a tale of two halves. The first half built our confidence that our end markets were starting to return and proof that the recoveries were well underway. We focused quickly on mitigating the ongoing inflationary pressures through our operational excellence programs and necessary pricing actions. Over the course of the second half, we delivered accelerated and consistent demand, managed through labor and supply constraint issues, and remained highly committed to being a reliable partner for our customers.
We categorized our second half performance as an inflection point, not just financially and operationally, but also from a go-to-market perspective. We continued to build an even stronger portfolio of commercial furnishings, sharpened our focus on the higher growth segments of Workplace and Health, leveraged our new digital direct business in Poppin, and reinforced our leading position in Hospitality. With our dominance in fast-growing secondary markets, and our deep-rooted expertise in ancillary products, we are confident that our momentum will reflect in continued market share gains and long-term value creation in fiscal 2023.
We have also made great progress on advancing our ESG goals, and will publish our report later this month, sharing our focus and our commitments to creating a more sustainable future. Our purpose, “Dare to be Makers of Possibility,” has guided our beliefs in doing what is right to build communities, form connections and develop a sense of belonging. It has also allowed us to combine customer feedback, research insights and a reflection on our own journey to define our point of view on “Creating Spaces to Belong,” which we look to going forward as a guide in creating equitable, inclusive, flexible, and safe workplaces for our customers.
As always, I want to thank and acknowledge our employees for their hard work and dedication, and you, our shareholders, for your continued support.

Regards,

Kristine L. Juster
CEO, Board Member

KIMBALL INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held October 21, 2022
To the Shareholders of Kimball International, Inc.:
You are cordially invited to attend the 2022 Annual Meeting of the Shareholders of Kimball International, Inc. (the “Company”) to be held at the Company’s headquarters at 1600 Royal Street, Jasper, Indiana, on October 21, 2022 at 9:30 a.m., Eastern Daylight Time (the “Annual Meeting”). The following matters will be addressed at the Annual Meeting:
1.To elect two directors to the Board of Directors of our Company to serve until 2025.
2.To approve, by an advisory (non-binding) vote, the compensation paid to our named executive officers (“Say on Pay”)
3.To ratify the appointment of our Company’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2023.
4.To consider and transact any other business properly brought before the meeting or any adjournments thereof.
All shareholders of record at the close of business on August 18, 2022, are entitled to vote at the meeting or any adjournment thereof on the matters identified above.
On or about September 7, 2022, the Company mailed many of its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”). On or about the same date, the Company mailed a printed copy of its 2022 Annual Report to Shareholders, Proxy Statement and a proxy card to its remaining shareholders. On the mailing date of the Notice, all shareholders of record and street name holders will have the ability to access all of the Company’s proxy materials, including the 2022 Annual Report to Shareholders and the Proxy Statement, via the Internet at www.proxyvote.com or www.kimballinternational.com/annual-shareholder-information.
If you received a printed set of proxy materials, a proxy card has been enclosed along with a return envelope which requires no postage if mailed in the United States. If you own shares of either Class A Common Stock or Class B Common Stock, or both, you will receive one Notice, or if you have received a printed set of proxy materials, you will receive one proxy card.
We look forward to seeing you at 9:30 a.m. on October 21, 2022.

September 7, 2022
By Order of the Board of Directors
Mark W. Johnson
Chief Legal Officer & Corporate Secretary, Kimball International
President, Kimball Hospitality

YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE OR THE PROXY CARD, OR IF YOU RECEIVED A PRINTED SET OF PROXY MATERIALS, YOU MAY VOTE BY SIGNING, DATING AND MAILING THE ACCOMPANYING PROXY CARD. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

VOTING INSTRUCTIONS AND ADMITTANCE TO THE MEETING

HOW TO VOTE YOUR SHARES:

	WHEN	WHERE
In Person	October 21, 2022 9:30 a.m. Eastern Daylight Time (“EDT”)	1600 Royal Street Jasper, Indiana 47546
Internet
Use the Internet to transmit your voting instructions until 11:59 P.M. EDT on October 20, 2022. Have your proxy card or Notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
www.proxyvote.com
Call	Use any touch-tone telephone to transmit voting instructions until 11:59 P.M. EDT on October 20, 2022. Have your proxy card or Notice in hand when you call and follow the instructions.	1-800-690-6903
Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by October 20, 2022.
Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE NOTE THAT IF YOU DECIDE TO ATTEND IN PERSON, YOU WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:

A.PRESENTATION OF A PHOTO IDENTIFICATION; AND
B.YOUR NAME MUST BE ON OUR SHAREHOLDER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 18, 2022 MUST BE PRESENTED

DOORS WILL OPEN AT 8:45 A.M. ON OCTOBER 21, 2022 FOR THE 9:30 A.M. EDT MEETING.

FORWARD-LOOKING STATEMENTS
This document contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These are statements made by management, using their best business judgment based upon facts known at the time of the statements or reasonable estimates, about future results, plans, or future performance and business of the Company. Such statements involve risk and uncertainty, and their ultimate validity is affected by a number of factors, both specific and general. They should not be construed as a guarantee that such results or events will, in fact, occur or be realized as actual results may differ materially from those expressed in these forward-looking statements. The statements may be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “forecasts,” “targets,” “seeks,” “likely,” “future,” “may,” “might,” “should,” “would,” “will,” and similar expressions. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. We make no commitment to update these factors or to revise any forward-looking statements for events or circumstances occurring after the statement is issued, except as required in current and quarterly periodic reports filed with the Securities and Exchange Commission (“SEC”) or otherwise by law. These forward-looking statements are subject to risks and uncertainties including, but not limited to, the possibility that any of the anticipated benefits of the Poppin acquisition will not be realized or will not be realized within the expected time period; the risk that any projections or guidance by the Company, including revenues, margins, earnings or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of our transformation restructuring plan; significant reduction in customer order patterns; loss of key suppliers; relationships with strategic customers and product distributors; changes in the regulatory environment; global health concerns (including the COVID-19 pandemic); or similar unforeseen events. Additional risks and uncertainties discussed in Item 1A - Risk Factors of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 could also cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements. At any time when we make forward-looking statements, we desire to take advantage of the “safe harbor” which is afforded such statements under the Private Securities Litigation Reform Act of 1995 where factors could cause actual results to differ materially from forward-looking statements.

KIMBALL INTERNATIONAL, INC.
1600 Royal Street
Jasper, Indiana 47546
(812) 482-1600

ANNUAL MEETING OF SHAREHOLDERS
October 21, 2022

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being provided to the shareholders of record as of the close of business on August 18, 2022 of KIMBALL INTERNATIONAL, INC. (“we,” “us,” “our” or the “Company”), and are furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held October 21, 2022, at 9:30 a.m. EDT, at Kimball International Headquarters, 1600 Royal Street, Jasper, Indiana, or any adjournment thereof, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Proxy Statement was first mailed to shareholders on or about September 7, 2022. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing internet access to those documents instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record. We call your attention to the following information that includes items on which the Company would like you to vote and the Board’s voting recommendations, among other information. The following description is only a summary being provided for you to make informed voting decisions. For more information about these topics, please review the Proxy Statement in its entirety.

2022 Annual Meeting Information
Date	October 21, 2022
Time	9:30 a.m. EDT
Location	Kimball International Headquarters 1600 Royal Street Jasper, Indiana 47546
Record date	August 18, 2022
Corporate website	www.kimballinternational.com
Stock exchange	Nasdaq Stock Market LLC
Symbol	KBAL

Summary Information Regarding Proposals
Proposal	Board Recommendation	Support for Recommendation
1. Elect two director nominees, Patrick E. Connolly and Kimberly K. Ryan to our Board of Directors for three-year terms	FOR
Mr. Connolly and Ms. Ryan are both skilled executives with deep experience leading complex global corporations. See “Information Concerning Directors Continuing in Office and Committees” beginning on page 5 for more details on their qualifications and work experience.

2. Advisory vote on the compensation paid to our named executive officers (“Say on Pay”)	FOR
Our executive compensation program incorporates both short- and long-term equity and cash incentive programs to align our executives’ interests with those of our shareholders and to pay for performance. See “Compensation Discussion and Analysis” beginning on page 21 for more information on our compensation philosophy and programs.

3. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023	FOR
The Audit Committee recommends approval based on the past experience of Deloitte & Touche LLP as the Company’s auditor since 2002 and the overall expertise of Deloitte. See page 57 for more information.

On August 18, 2022 (the “Record Date”), there were outstanding a combined total of 36,766,778 shares of Class A Common Stock and Class B Common Stock, all of which are equal in their voting rights. To reach the required quorum, a majority of outstanding shares of Common Stock must be present or represented at the meeting by proxy or virtually. Withholding authority, abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Additional Information for Proposal No. 1 - Election of Directors. If a quorum of shareholders is present at the Annual Meeting, the director nominees will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of directors will not be affected if you choose not to vote your shares or if you withhold authority to vote your shares, and will not be affected by broker non-votes. Our Board maintains a policy in our Corporate Governance Principles that requires a director to promptly tender his or her resignation to the Board in any uncontested election of an individual director or a class of directors if more votes are cast “withheld” than “for” a director’s election. If such an event occurs, the Compensation and Governance Committee will then proceed to review relevant factors to determine whether the resignation should be accepted. See also “Proposal No. 1 - Election of Directors” on page 4 and “Information Concerning Directors Continuing in Office and Committees” beginning on page 5.
Additional Information for Proposal No. 2 - Advisory Vote on the Compensation Paid to Our Named Executive Officers. Refer to the Compensation Discussion and Analysis (“CD&A”) beginning on page 21 and the related compensation tables and narratives for additional information on our performance-based, incentive-focused compensation philosophy and the overall compensation received by each of our named executive officers (“NEOs”). All shareholders are entitled to vote on this proposal to approve the compensation paid to our NEOs. To be approved, more votes must be cast “FOR” the compensation paid to our NEOs than “AGAINST.” Neither abstentions nor broker non-votes will affect the outcome of this proposal. As an advisory vote, the results of this proposal will not be binding on us, the Board, or the Compensation and Governance Committee. However, your opinion is important to us, and the Compensation and Governance Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future compensation decisions for our NEOs. See also page 20.

Additional Information for Proposal No. 3 - Ratification of the Appointment of our Independent Registered Public Accounting Firm. The appointment of our independent registered public accounting firm will be ratified and approved if more votes are cast “FOR” the proposal than “AGAINST.” Neither abstentions nor broker non-votes will affect the outcome of this proposal, although no broker non-votes are expected on this proposal, which is considered a routine matter under applicable rules. See also page 57.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

DIRECTOR NOMINEES
Patrick E. Connolly	Board member since 2014. Past Chair of the Audit Committee. Current Board Chair and member of the Compensation and Governance Committee.
Kimberly K. Ryan	Board member since 2014. Past Chair of the Board and member of the Compensation and Governance Committee. Current member of the Audit Committee.
The Board, upon the recommendation of the Compensation and Governance Committee, has selected the following two (2) nominees for election to the Board of Directors. Each nominee is currently serving as a Class II director whose term expires at the Annual Meeting. If elected, each nominee will serve a three-year term, until the 2025 Annual Meeting of Shareholders or until his or her successor is elected and has qualified, or until his or her earlier death, resignation, disqualification, disability, or lawful removal.
•Patrick E. Connolly
•Kimberly K. Ryan
Mr. Connolly is the current Board Chair and serves as a member of the Compensation and Governance Committee. Ms. Ryan is the immediate past Chair of the Board and currently serves as a member of the Audit Committee. Biographical and related information about each director’s qualifications, experiences and skills are further described below.
Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason a nominee should become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board has no reason to believe that either of the nominees will be unable to serve.
If you are a beneficial owner of your shares (i.e., you hold them through a bank, broker or other holder of record), you must instruct the holder of record how to vote your shares for your vote to be counted on Proposal No. 1. See “General Information Regarding the Proxy and Your Voting Rights” beginning on page 60.
The Board of Directors recommends a vote “FOR” the election of each of the director nominees.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE AND COMMITTEES

GENERAL INFORMATION ABOUT THE BOARD
Total Members	Seven
Average Tenure	6.7 years
Gender breakdown	4 Female/3 Male
Chair of the Board	Patrick E. Connolly
Audit Committee Chair	Scott M. Settersten
Compensation and Governance Committee Chair	Thomas J. Tischhauser
Sitting Executives	6 of 7
Independent Directors	6 of 7
Age range	55-64
Board Diversity
The following matrix provides diversity information regarding the Board based upon the voluntary self-identification of each respective director.

BOARD DIVERSITY MATRIX
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	3
Number of Directors Who Identify in Any of the Categories Below
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
The Board is currently comprised of seven directors. Our Restated By-laws (the “By-laws”) provide that the authorized number of directors shall be between seven and nine directors, as determined from time to time by resolution of the Board.

Pursuant to our By-laws, our Board is divided into three classes, as nearly equal in number of directors as possible. Directors in each class serve three-year staggered terms upon election, expiring at the Annual Meeting as follows:

Class	Term Expires
Class I	2024
Class II	2025
Class III	2023
Amendments to the Indiana Business Corporation Law (“IBCL”) in 2009 made this classified board structure statutorily required for certain Indiana corporations, including the Company, until July 1, 2021. Prior to July 1, 2021, public companies incorporated in Indiana were only permitted to opt out of the classified board structure during a 30-day period in 2009 or within 30 days of when the Company's shares were registered under Section 12 of the Securities Exchange Act of 1934. However, pursuant to legislation adopted effective as of July 1, 2021, companies may now opt out of this provision of the IBLC at any time by the Board adopting a by-law expressly stating such. Based on feedback received from stakeholders and in the interest of good governance practices, the Board determined it was in shareholders’ best interests to opt out of the statutory requirement. On July 12, 2021, the Board approved an amendment to the Company’s By-laws to opt out of this provision and provide that the classes and terms of office of the Board shall not be governed by Indiana Code Section 23-1-33-6(c). This amendment to the Restated By-laws does not affect the current classified structure of the Board.

If a director is appointed by the Board to fill a vacancy or joins a class mid-term, the director serves until the end of the current term of the class in which he or she is appointed, and then stands for election at the same time his or her class is up for election.
Each of our directors is highly qualified to serve, contributing a combination of skills, core competencies, qualifications, experiences and education that continue to guide the Company’s executive management team to build success and increase shareholder value. Each director holds or has held executive-level positions in successful large public or privately-held companies within a range of industries and markets. In these roles, they have developed expertise in a wide variety of business and operational areas that benefit our Company, as they bring this wealth of knowledge, experiences and ideas to their director roles. While the tenure of longer-term directors brings intimate knowledge of the Company’s operations and history, shorter-term directors bring a fresh perspective that generates renewal and different ideas and opportunities. In 2021, the Board was refreshed, adding additional strength of experience, skill and knowledge in organizational design, executive compensation matters and leading people-related strategies, as well as gender and ethnic diversity to our Board.
The following table lists our Board members who will be continuing in office, including the two directors for election at the Annual Meeting. The information provided about each director includes a summary of the skills, experiences and qualifications they contribute to the Board and the Company, including the names of other publicly-held companies of which he or she currently serves (or during the past five years has served) as a director. There is no family relationship between any of our directors or executive officers. Ages are identified as of the Proxy mailing date.

Name	Information	Director Since
Patrick E. Connolly Chair of the Board Member: Class II Compensation and Governance Committee Age: 63

Employment: Retired in 2020 as the President and Chief Executive Officer, Follett Corporation, which serves the full spectrum of education from Pre-K to college campuses, providing education technology, services and print and digital content to enable education, January 2018-2020. Sodexo, S.A. (“Sodexo”), Global CEO, Schools and Universities, 2015- December 2017; Chief Operating Officer of Sodexo North America, and President of Sodexo Health Care from 2007 to 2015. Sodexo provides quality of life services, including dining and meal services, vending and convenience services, integrated facilities management services, and healthier workforce initiatives. He also has served on several non-profit and industry association boards of directors.

Skills, experience and qualifications: strategic planning and growth experience, both organic and by acquisition; organizational transformation; significant healthcare and education industry knowledge and experience; international operations experience; and a global track record of improving diversity, driving innovation and growing revenue.

Mr. Connolly brings to our Company deep knowledge of and professional experience in the healthcare and education industries from his years at Sodexo and Follett Corporation, along with a strategic and innovative mindset, honed from leading organizational transformation, growth and market expansions during his career.
2014
Susan B. Frampton Member: Class III Audit Committee Age: 64

Employment: President, Planetree International, Inc. (“Planetree”), a non-profit advocacy, consulting and membership organization focused on advising healthcare organizations on cultural transformation and person-centered care, 2000-present. Other leadership positions: Governance Committee Chair, National Quality Forum’s Board of Directors; Member, Technical Expert Panel for the Veteran’s Health Administration Same-Day Service Initiative, Member, Executive Forum for Advanced Payment Models Learning Action Network; participated on The Joint Commission’s Expert Advisory Panel on culturally competent patient-centered care standards, Chaired the Institute of Medicine’s Scientific Advisory Council on Patient and Family Engagement, and participated on the World Health Organization’s expert panel of patient-centered care models; Member, editorial board, Journal of Compassionate Healthcare; leadership roles at several well-known medical facilities in Connecticut and Massachusetts prior to joining Planetree.

Skills, experience and qualifications: proven leadership and executive experience; deep knowledge of the healthcare industry and market for patient care environment products; international business experience; thought-leader and driver of change and innovation; strategic planning; and organizational governance.

Dr. Frampton provides a unique perspective on our Board, with deep knowledge of the healthcare industry, a growth market for the Company. She demonstrates strong leadership acumen and is an internationally recognized thought leader in healthcare environments for patient care and healthcare consumer trends.
2016

Name	Information	Director Since
Kristine L. Juster Member: Class I Chief Executive Officer Age: 59 Other public company board service: Board and Nominating/Corporate Governance and Compensation Committees of Trex Company, Inc.

Employment: Chief Executive Officer, Kimball International, November 2018-present; Newell Brands (“Newell”),1995-April 2018 (retired); President, Global Writing Segment, 2014-April 2018; President, Baby and Parent Segment, 2011-2014; led other successively larger business segments since 1995, when Newell acquired a company she co-founded. Newell is a leading global consumer goods and commercial products company.

Skills, experience and qualifications: global senior-level management of a public company; team building and talent development; sales growth via innovative product development initiatives, customer partnerships and direct retail; e-commerce route to market development and marketing; international sales/marketing experience in developed and emerging markets; direct responsibility for strategic planning and growth, both organic and by acquisition; international market entry and sales growth; entrepreneur.

Ms. Juster’s proven expertise in building strategic growth businesses, along with her entrepreneurial mindset and customer-centric perspective, enable her to provide valuable insights and contributions in strategic planning and operations for the Company and make her a valuable member of the Board.
2016
Valerie R. Love Member: Class I Compensation and Governance Committee Age: 55

Employment: Chief of Human Resources, North America of The Coca-Cola Company, a multi-billion dollar beverage company with products sold in more than 200 countries and territories, 2019 - present. Senior Vice President Human Resources Supply Chain and Global Quality at Johnson and Johnson, 2013 - 2019; Vice President Human Resources at Tyco International, 2010 - 2013; various senior manager roles within finance, operations (manufacturing) and HR at General Motors, 1990 - 2010.

Skills, experience and qualifications: talent and performance management, organizational design, succession planning, compensation, mergers, acquisitions, divestitures and executive coaching.

Ms. Love serves on external non-profit boards with a keen interest in driving positive and sustainable change in underserved communities. Ms. Love is a lifetime member of the National Black MBA Association where she currently serves as Board Member and Chair of the Programming Committee and former Chair of the Human Resources Committee. She is a Member of the Board of Trustees at Clark Atlanta University where she serves on the Institutional Advancement & University Relations and Governance & Compensation Committees.
2021

Name	Information	Director Since
Kimberly K. Ryan Member: Class II Audit Committee Age: 55
Employment: Executive Vice President and CEO of Hillenbrand, Inc., effective January 1, 2022, an industrial company engaged in making and selling diversified industrial process equipment and systems and funeral services products; Senior Vice President of Hillenbrand Inc. from 2011-2021 when appointed EVP and named CEO successor ; President of Coperion, GmbH., a wholly-owned subsidiary of Hillenbrand, Inc., 2015-present; President, Batesville Casket Company, 2011-2015; Senior Vice President of Hill-Rom Holdings, Inc., 2005-2011; Group Vice President, Post Acute Care of Hill-Rom Holdings, Inc., 2005-2011, including during a spin-off of the Hillenbrand entities; Senior Vice President, Hillenbrand Industries, 2003-2008; various senior management positions within Hillenbrand Industries and its subsidiaries from 1989 to 2005.

Skills, experience and qualifications: international manufacturing, operations and procurement experience, including wood products; knowledge and experience in business-to-business product sales and services for a variety of global industries; proven leadership in the areas of finance, operations, logistics, information technology, costing and marketing; strategic planning and growth experience, both organic and by acquisition; and financial experience, including a degree in accounting.

Ms. Ryan’s broad-based business and manufacturing operations experience and senior leadership positions within a publicly traded company make her well-qualified to be a member of our Board, as she brings to the Board front-line business experience in leadership, strategic planning, operations, growth and public company concerns.
2014
Scott M. Settersten Member: Class III Chair, Audit Committee Age: 60
Employment: Chief Financial Officer, Treasurer and Assistant Secretary of Ulta Beauty, Inc., the largest beauty retailer in the United States with a rapidly growing e-commerce platform and the premier destination for cosmetics, fragrance, skin care products, hair care products and salon services, 2013 - present; various other senior accounting and finance positions, Ulta Beauty, 2005 - 2012; various senior manager roles in the audit, assurance and risk management practices, including a two-year international rotation, PricewaterhouseCoopers 1990 - 2005.

Skills, experience and qualifications: Senior financial leader of publicly-held, best in class omnichannel specialty retailer; expert in financial accounting, reporting, risk management and controls, and both a certified public accountant and certified management accountant; specific financial expertise in capital markets, investor relations, M&A and investment decision support, significant knowledge and experience leading and supporting key business functional areas including strategy, operations, digital platforms, real estate, supply chain and IT infrastructure including Cyber security.

Mr. Settersten is a proven leader and current executive of an industry-leading public company with extensive experience in financial and accounting matters, company capitalization structures, capital markets, business operations and strategy. Mr. Settersten is particularly qualified to be a member of the Board because of his deep understanding of the complex strategic, financial and governance issues facing public companies in the current economic environment.
2020

Name	Information	Director Since
Thomas J. Tischhauser Member: Class I Chair, Compensation and Governance Committee Age: 64

Employment: Principal of Wynstone Partners, an executive coaching service provider for Fortune 100, private equity and family-owned companies, 2007-present; Vice President, Continental Automotive Systems, 2006-2007; Corporate Vice President, and various management positions, including in engineering, product management, quality, and corporate strategy at Motorola, Inc., 1983-2006.

Skills, experience and qualifications: strong talent and leadership development skills; multinational corporate business experience; exposure to a broad range of corporate cultures and practices; strategic business planning and implementation; knowledge of relevant markets and the furniture manufacturing business; corporate governance expertise, with experience as Lead Independent Director and has served on both standing committees with the Company; knowledge and experience with manufacturing operations, engineering, product life cycle and quality management systems. Mr. Tischhauser has also received certification as a board fellow by the NACD.

Mr. Tischhauser’s broad-based business experience provides a unique perspective to the Board and executive leadership as he offers insight in domestic and international business operations as well as talent development. With years of experience on boards, he provides essential insight for corporate governance and investor relations activities as well.
2008
Director Independence
Our Board determines the independence of our directors by applying the rules, regulations and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify certain relationships that preclude a determination of director independence, including certain business, professional and personal relationships.
Our Board annually reviews the independence of our directors according to these standards, taking into account all relevant facts and circumstances. In its most recent review of information collected from our directors, the Board determined that all members of our Board other than Kristine L. Juster, our CEO, are “independent directors” under the Nasdaq standards and the SEC’s rules. The Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. In addition, not one of our directors is a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3).
Meeting Attendance
The Board meets regularly during the fiscal year. The independent directors also meet in regularly scheduled executive sessions generally held after the scheduled committee and Board meetings, and at other times as they deem appropriate. The Board holds special meetings and acts by unanimous written consent whenever circumstances require. We expect our directors to attend all Board meetings, committee meetings, and the Annual Meeting of Shareholders. During fiscal year 2022, the Board met six times. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served. The Compensation and Governance Committee met seven times. The Audit Committee met nine times. All directors then serving attended the 2022 Annual Meeting of Shareholders held on October 26, 2021.

Board Structure
The positions of Chair of the Board and CEO are currently held by different persons. Mr. Connolly serves as the independent non-executive Chair of the Board and Ms. Juster serves as our CEO. The Board believes that this separation of roles is the most appropriate structure for the Company at this time, and has served the Company and shareholders well since it began the practice in 2018. We do not currently have a Lead Independent Director. The Board may choose at any time in the future to appoint an independent member of the Board to serve as Lead Independent Director in accordance with our Corporate Governance Principles and By-laws, and will do so if the Chair of the Board should cease to be an independent director. The Board regularly reviews our leadership structure and may make changes in the future as it deems appropriate and in the best interests of our shareholders.
Board Committees
Our Board currently has two standing committees: the Audit Committee and the Compensation and Governance Committee. The Compensation and Governance Committee recommends the members and chairpersons of those committees to the Board. Membership positions on these committees as of the Proxy mailing date are set forth below:

Director	Audit	Compensation and Governance	Chief Executive
Patrick E. Connolly		X
Susan B. Frampton	X
Kristine L. Juster			X
Valerie R. Love		X
Kimberly K. Ryan	X
Scott M. Settersten	Chair
Thomas J. Tischhauser		Chair
The Audit Committee
The Audit Committee is responsible for appointing the independent registered public accounting firm to audit our books and records, overseeing the work of the accounting firm and approving the associated services and fees and ensuring their independence. The Audit Committee is also responsible for overseeing our risk and compliance practices, financial reporting practices and internal controls. Further, it reviews our financial reporting and meets regularly with management and the independent registered public accounting firm regarding audit planning, audit results and other matters within its scope. In addition, the Audit Committee oversees cybersecurity and data protection activities to ensure that the Company is actively and appropriately protecting its own data as well as that of its employees, customers and suppliers and that it is meeting data protection compliance requirements.
The Audit Committee operates under, and has the responsibilities set forth in, a written charter approved by the Board. The Charter is reviewed and reassessed annually, or more frequently as circumstances dictate, by the Audit Committee. The Audit Committee modifies the written charter as needed to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is available on our website at www.kimballinternational.com/corporate-governance.
In fiscal year 2022, the Audit Committee consisted of three members of the Board. The Board has determined that all current members of the Audit Committee meet the Nasdaq and SEC requirements with respect to independence. The Board has further determined that Ms. Ryan and Mr. Settersten each meet the criteria of an “audit committee financial expert” as defined by the rules of the SEC. Not one of the Audit Committee members has been or is a salaried employee of the Company.

The Compensation and Governance Committee
The Compensation and Governance Committee is responsible for reviewing and establishing the compensation for our executive officers, reviewing and approving our annual contribution to our defined contribution retirement plan, and approving targets, certifications of target achievements, and authorization of payments under our stock and cash incentive plans. See “Compensation Discussion and Analysis—Compensation Philosophy” and “Executive Compensation Process” beginning on page 21 for a description of the role of executive officers and compensation consultants in setting compensation for our executive officers.
The Compensation and Governance Committee’s responsibilities also include advising the Board on matters of corporate governance, providing oversight and reviewing initiatives, policies and practices regarding environmental, social and governance (“ESG”) related matters, evaluating and adjusting director fees, reviewing any resignations of incumbent directors who fail to receive a majority of votes cast in any uncontested election, overseeing evaluations of our Board and individual directors, reviewing related person transactions for conflicts of interest, and evaluating succession planning needs. The Compensation and Governance Committee is also responsible for nominating the Chair of the Board for election by the Board. A more complete listing of the responsibilities of the Compensation and Governance Committee is available in the Compensation and Governance Committee Charter on our website at www.kimballinternational.com/corporate-governance.
In fiscal year 2022, the Compensation and Governance Committee consisted of three members of the Board. Each member of our Compensation and Governance Committee is “independent” as such term is defined for compensation committee members in the listing standards of Nasdaq, each is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Nominations of Director Candidates. The Compensation and Governance Committee is responsible for recommending new director candidates for director positions and renominating incumbent directors for election at the Annual Meeting. The Compensation and Governance Committee annually reviews the performance, tenure, contributions and makeup of the Board. When an opening on the Board is anticipated or occurs, the committee identifies potential nominees for director based on specified objectives for the composition of the Board. The committee takes into account the need for broad, diverse and complementary experience as well as particular knowledge, expertise, skill sets and qualifications identified as needed or desirable for our Board.
The Compensation and Governance Committee considers candidates recommended by its members, other Board members, management and shareholders. The committee also may use a third-party search firm to assist in identifying and evaluating possible director candidates. All candidates will first be evaluated on the basis of established Board member criteria, including, but not limited to: integrity; practicality and good judgment; willingness to think independently; diverse business experience and expertise, particularly in areas where the Board has identified specific expertise needs of the Company; commitment to our Guiding Principles; and willingness to devote adequate time to Board duties and to serve over a period of time sufficient to understand our history, markets and business operations. Evaluation of qualifications, work history and experience, skill sets and the fit of the candidate within the overall make-up of the Board are also essential to determining whether the candidate is an appropriate nominee. In accordance with the Company’s Corporate Governance Principles, the Compensation and Governance Committee and the full Board consider diversity of gender, race, national origin, education, and professional experience, which would indicate a candidate’s ability to bring a varied set of skills and backgrounds to bear on the complicated issues that come before the Board.
A shareholder who wishes to recommend a director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47546, who will forward it to the Compensation and Governance Committee.

Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. These requirements are fully stated in the Company’s By-laws, a copy of which is on file with the SEC. A shareholder who wishes to nominate an individual as a director candidate at the Annual Meeting of Shareholders, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by our By-laws and further explained in this Proxy Statement under “Future Shareholder Proposals.”
Board Assessment Process. The Compensation and Governance Committee supervises a Board review and evaluation process designed to increase the effectiveness of the Board. The process includes an evaluation of each standing committee and peer reviews of each director. The Compensation and Governance Committee also uses a skills matrix that lists needed or desired skills, experience and qualifications for directors and director candidates. This skills matrix and evaluation process are used to develop a plan for each director to facilitate his or her continuing education, for succession planning and to identify gaps in needed skills and experience.
Interlocks and Insider Participation. Not one of the Compensation and Governance Committee members has ever been employed as an officer or employee of our Company or any of our subsidiaries, and not one of the Compensation and Governance Committee members during fiscal year 2022 was involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.
Risk Management
The Board has direct responsibility for overseeing management of our risks and assisting management in balancing these risks with our strategic plans. Board committees assist the Board in fulfilling its oversight responsibility to shareholders. The Board approaches our risk management process in a strategic manner based upon the fundamental recognition that risk management in any business enterprise requires an appropriate balance of two distinct aspects of risk:
•Value Preservation — recognizing and mitigating the risk of potential for loss or harm to any element of our business.
•Value Creation — embracing the risks inherent in any business endeavor in order to reap the rewards of growth and profitability.
The Board has identified distinct risk categories, recognizing there is overlap of risks within each, and has assigned oversight responsibilities as follows:

Risk	Oversight Responsibility
Financial and Operating	Board
Strategic Planning	Board
Reporting and Compliance	Audit Committee
Cybersecurity	Audit Committee
Governance and Independence	Compensation and Governance Committee
Compensation	Compensation and Governance Committee
While the Audit Committee and the Compensation and Governance Committee are each responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Regular discussion and analysis occur at both committee and Board meetings regarding risks and the associated impact or potential impact on our business operations, strategic plans and growth strategies.

SHARE OWNERSHIP INFORMATION
Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of our Common Stock, either alone or jointly with others, are deemed to be beneficial holders of such shares.
Set forth in the following table are the beneficial holdings, as of August 18, 2022, of our Common Stock on the basis described above for: (i) each person known to our Company who may be deemed to beneficially own more than 5% of our Common Stock; (ii) each current director; (iii) each current NEO as listed in the Summary Compensation Table appearing later in this Proxy Statement; and (iv) all current directors and executive officers as a group. The total number of shares of our Common Stock beneficially owned by all executive officers and directors as a group is 941,675 shares (2.6% of the outstanding shares of Common Stock), as of the date noted above.

Name	Shares Beneficially Owned(a)(b)		Percent of Total Shares
BlackRock, Inc.(c)	3,821,923		10.4%
55 East 52nd Street
New York, NY 10055
Directors and Named Executive Officers:
Kristine L. Juster	184,677		(e)
Thomas J. Tischhauser	74,447		(e)
Patrick E. Connolly	57,617		(e)
Kimberly K. Ryan	54,122		(e)
Susan B. Frampton	45,627		(e)
Scott M. Settersten	17,449		(e)
Valerie R. Love	12,402		(e)
Timothy J. Wolfe	60,837		(e)
Mark W. Johnson	35,283	(d)	(e)
Kourtney L. Smith	84,352		(e)
Katherine S. Sigler	44,628	(f)	(e)
Koorosh Sharghi	16,007	(f)	(e)
All current executive officers and directors as a group (16 persons)	941,675		2.6%
_____________
(a)Based upon information obtained from the executive officers, directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC).
(b)The individuals listed are deemed to have sole voting and investment power over the shares owned by their respective spouses living in their household. Beneficial ownership is disclaimed as to all shares over which the named person does not have full beneficial rights.
(c)This information is derived from the Schedule 13G/A filed by such shareholder with the SEC on January 27, 2022, indicating beneficial ownership as of December 31, 2021, as updated by the Forms 13F-HR filed by such shareholder and its affiliates with the SEC on August 12, 2022, and information provided to us by Nasdaq, indicating beneficial ownership as of June 30, 2022. BlackRock, Inc. reports that it is a parent holding company or control person and has the sole power to vote or direct the vote of 3,565,260 shares and sole power to dispose or direct the disposition of 3,821,923 shares, but also notes that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our shares and that no one person’s interest in our shares is more than 5% of the total outstanding shares of our Company. BlackRock, Inc. reports that the following of its subsidiaries acquired the shares: BlackRock Institutional Trust Company, National Association, BlackRock Investment Management, LLC, BlackRock Asset Management Canada Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Investment Management (UK) Limited, BlackRock Advisors, LLC, BlackRock Fund Advisors, and Aperio Group, LLC.

(d)Includes 16,850 shares held by a foundation over which Mr. Johnson has shared voting and investment power. Beneficial ownership for Mr. Johnson is disclaimed as to such shares and as to all other shares over which he do not have full beneficial rights.
(e)Totals are under one percent of the 36,766,778 shares of Common Stock outstanding as of August 18, 2022.
(f)Ms. Sigler retired from Kimball International effective March 31,2022. Mr. Sharghi resigned from Kimball International Inc. effective July 22, 2022.

SHAREHOLDER AND INVESTOR ENGAGEMENT
Our relationship with shareholders and investors is an important part of our Company’s success. The Board and management believe they best execute their duties when they proactively listen to, seek to understand and consider the opinions of our shareholders and investors. We engage with our shareholders, investors and the broader corporate governance community throughout the year using a process that is management-led with oversight by the Board. Our engagement process is designed to inform and educate our constituents, provide perspective on Company policies and practices, and seek shareholder and investor input. We actively solicit feedback during our engagement activities and incorporate that feedback as appropriate. We are pleased to have shareholders and investors that are engaged and interested in our performance and progress.
We engage a wide range of constituents, including:

Institutional investors	Industry thought leaders
Retail investors	Proxy advisory firms
ESG specialty firms
We use multiple methods and avenues to engage our constituents. During fiscal year 2022, we held quarterly earnings calls, engaged in investor conferences, held in-person and virtual meetings, and participated in a host of corporate governance organizations, industry trade associations and local community groups.
Our interactions cover a wide range of ESG and business topics, including:

Board composition and structure	Company performance and execution
Business strategy	Sustainability
Diversity	Corporate governance
Our Board receives regular updates on these discussions and our progress on our strategic goals. The Board evaluates our strategic plans and activities based on the feedback from these discussions to make sure our shareholders’ interests are taken into consideration.

CORPORATE GOVERNANCE
Our Corporate Governance Principles, the charters of each of the Board committees, and our Business Ethics Policy, all of which were reviewed and updated as necessary by the Board in fiscal year 2022, are available on our website at www.kimballinternational.com/corporate-governance. Our Company and our Board are focused on engaging in good governance practices that support the success of the business of the Company.
Governance Highlights
In recent years, the Board has taken several actions to enhance the Company’s corporate governance practices and standards. Most prominently, the Board opted out of Indiana’s requirement that the Company have a classified board structure. The Board took this action shortly after Indiana state legislation was amended to permit this change. The Board also took steps to grant shareholders the power to unilaterally amend the Company’s By-laws. As part of its ongoing review of our governance practices, the Board determined amending the Company’s Amended and Restated Articles of Incorporation to allow shareholders the right to unilaterally amend the Company’s By-laws would strengthen our corporate governance practices. The Board placed the issue up for shareholder vote at the Company’s 2021 Annual Meeting and shareholders overwhelmingly approved the proposal.
The following are some practices or policies we have or engage in as good governance practices:

CORPORATE GOVERNANCE HIGHLIGHTS
• Maintain separate CEO and Chair roles, with an independent director appointed as Chair	• Improving board diversity - more than half of our directors are female
• Have robust stock ownership requirements for both directors and executives	• Director resignation policy - director must submit his or her resignation if majority support is not received in uncontested elections
• Regular Board, committee and individual director evaluations	• Board and committee hiring of outside advisors independent of management
• Limits on director “overboarding”	• Equal voting rights of all classes of stock
• Robust director orientation program	• Regular executive sessions held by independent directors
• “Double trigger” change in control provisions in executive equity award agreements	• All Audit Committee members meet the “audit committee financial expert” requirements
• Director independence - six of seven directors are independent	• Say on Pay vote is now held annually (previously was held every three years)
• Long-term focus throughout Company history on environment, sustainability, governance and citizenship initiatives as part of our strategy with direct oversight by CGC	• Periodic review and adjustment of By-laws, Corporate Governance Principles, committee charters, and Business Ethics Policy
• Clawback provisions contained in performance-based incentive compensation programs	• Stock repurchase plan to avoid dilution due to equity compensation
• 10b5-1 stock trading program for executives when stock trading window is closed	• Board participation in CEO and senior executive succession planning
•Company-wide ESG program that includes establishing specific initiatives and metrics with regular disclosures on progress	•Amended governance documents to no longer require Company to have a classified board structure
•Recommended a proposal to grant shareholders the power to unilaterally amend the Company’s By-laws which was approved by shareholders	•Anti-hedging and anti-pledging policies applicable to executive officers and directors

WE DO NOT HAVE OR ENGAGE IN THE FOLLOWING PRACTICES:
• Reprice options	• Maintain a poison pill
• Provide excessive executive perquisites such as country club memberships, company cars or estate planning services	• Permit officers or directors to hedge or pledge their Company stock (see below for more details)
• Provide tax gross-ups upon a termination of employment or change in control, pensions, post-employment healthcare or retirement benefits for our NEOs	• Have an exclusive venue or forum provision in our By-laws
As stated in our Corporate Governance Principles, when a director’s professional position changes, the Compensation and Governance Committee will evaluate and determine the continued appropriateness of the director’s membership on the Board.
Hedging and Pledging Policy
Our Corporate Governance Principles contain the Company’s policy on hedging and pledging of shares. Our policy applies to our directors, all of our executive officers and certain employees. Under the policy, such individuals are not permitted to engage in the following transactions:
•Trading in Company stock on a short-term basis, as all stock must be held for at least six months;
•Engaging in short sales;
•Margin-trading, buying or selling puts or calls;
•Pledging Company stock as collateral in transactions or otherwise to secure debts; or
•Engaging in hedging or monetization transactions, such as collaring or forward sale contracts.
Environmental, Social and Governance (“ESG”)
Throughout our Company’s history we have demonstrated an unwavering commitment to the environment, our employees, the communities we serve, and our shareholders. These commitments have been bedrock principles of our purpose and guiding principles. In fiscal 2020, the Company made significant advancements in its ESG journey by publishing its first enterprise-wide Environmental, Social, and Governance Summary Report. We intend to continue issuing reports annually that serve as a comprehensive collection and disclosure of relevant ESG metrics across all of the Company’s business units and functions. The Company uses a wide range of standards and metrics in it ESG program, including the Sustainability Accounting Standards Board (“SASB”) standards for the Building Products and Furnishing sector and United Nations Sustainable Development Goals (“UN SDGs”), among others. We will incorporate these standards and metrics into the Company’s ongoing efforts to set meaningful targets in key ESG areas, measure our progress, and share our results on a consistent basis.
The Company actively promotes an environment where each employee is valued, respected, and treated with dignity. We believe that diverse voices are essential in creating an organization where every person feels a sense of belonging, and we are committed to creating equity and a sense of inclusion for all.This is our mission and commitment. Our ESG reports include information regarding our commitment to Diversity, Equity, Inclusion and Belonging (“DEIB”), including targets we have established and progress we have made.
We encourage you to review our reports and more information about our ESG and DEIB programs on our website. Information provided on our website is not part of this Proxy Statement and is not incorporated by reference herein.

Community Engagement
Giving back in a meaningful way is an integral part of our culture. The Kimball International Habig Foundation is a charitable trust fund that focuses its funding and resources on five primary categories: education; health and human services; civic and community programs; arts and culture; religious institutions and volunteerism. Since its inception, the Habig Foundation has donated over $13 million to various local charities and projects in communities where our employees live and work, including over $3.5 million for our annual college scholarship program to children of Company employees. We have awarded more than 400 college scholarships since 1963. In fiscal year 2022, the Habig Foundation donated more than $80,000 to various organizations and philanthropic causes.
In-kind donations of our products and raw materials are a cornerstone of our spirit of giving. New, gently used, and showroom displays are routinely donated to non-profit, civic, and public school systems. We also donate furniture to fundraising auctions as owning a Kimball International product is of great pride to the communities in which we operate.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
We maintain a policy regarding the review, approval and/or ratification of “related person” transactions (“Related Person Transaction Policy”). A related person transaction is one in which the Company is a participant, the amount involved exceeds $120,000, and any “related person” — including a director, an executive officer, a greater-than-5% shareholder, or a member of their immediate family — has had, or will have, a direct or indirect material interest in the transaction. The Related Person Transaction Policy provides guidelines for the Compensation and Governance Committee’s determination whether to approve, ratify, modify or reject a specific transaction which may lead to a conflict of interest between the Company and any executive officer, director or greater-than-5% shareholder. Only related person transactions that are fair and reasonable to the Company and in the best interests of our shareholders are approved or ratified.
The Compensation and Governance Committee, in the course of its review and approval or ratification of a related person transaction, considers, among other things:
•the commercial reasonableness of the transaction;
•the materiality of the related person’s direct or indirect interest in the transaction;
•whether the transaction may involve a conflict of interest, either apparent or actual;
•the impact of the transaction on the related person’s qualification as “independent” as required by Nasdaq; and
•whether the transaction would violate our Business Ethics Policy, Insider Trading Policy, or other Company policies regarding the conduct of our directors and officers.
Any member of the Compensation and Governance Committee who is a “related person” with respect to the transaction under review may not participate in the evaluation or decision making regarding the acceptability of the transaction. If a quorum of the Compensation and Governance Committee is not available to review the transaction, the Board will conduct the review.
On an annual basis, each director and executive officer completes a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer or any member of his or her immediate family has an interest. In addition, any transactions with related persons or other circumstances that present potential conflicts of interest are to be disclosed. When reported, the transactions or other conflicts are reviewed by the Compensation and Governance Committee, and a determination is made by the Compensation and Governance Committee to approve, ratify, modify or reject the transaction, depending on what is in the best interests of our shareholders.
During fiscal year 2022, there were no transactions in which the Company was or is a participant, the amount exceeded $120,000 and a related person had or will have a direct or indirect material interest, and no such transactions are currently proposed.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our directors, executive officers and greater-than-ten-percent shareholders file an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of our Common Stock with the SEC and furnish copies of those forms to the Company. Based solely on our review of the copies of such forms filed electronically with the SEC and written representations from our directors and executive officers, we believe all filing requirements applicable to our executive officers, directors and greater than 10% shareholders were timely satisfied during the fiscal year ended June 30, 2022.

PROPOSAL NO. 2 - ADVISORY VOTE ON THE COMPENSATION
PAID TO OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act gives our shareholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation paid to our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is currently presented annually to our shareholders. The Board encourages shareholders to review the Compensation Discussion and Analysis section, beginning on page 21, and the related compensation tables and narratives for a thorough discussion of our compensation program for NEOs.
As stated in our Guiding Principles, “We want employees to share in their Company’s success, both financially and through personal growth and fulfillment.” Our performance-based, incentive-focused compensation philosophy is designed to link the financial interests of our executives with the interests of our shareholders. The Company pursues its objectives by having a significant portion of our NEOs’ compensation focused on both short-term and long-term performance-based incentive programs. Incentive compensation programs include cash incentives under our Executive Annual Cash Incentive Plan, as amended (the “Annual Cash Incentive Plan”), and equity awards granted under our 2017 Incentive Stock Plan, approved by our shareholders at our 2017 Annual Meeting of Shareholders. In fiscal year 2022, our equity-based incentive compensation program is the Relative Total Shareholder Return award. Payouts under our cash and equity-based incentive awards are determined based on appropriate performance-based metrics, including Adjusted EBITDA and total shareholder return. These incentive compensation programs are coupled with salary, retention-focused Restricted Stock Unit awards, an annual contribution to a defined contribution participant-directed retirement plan, and other benefits, including health and life insurance.
At the 2021 Annual Meeting, approximately 98% of our shareholders voted to approve our NEO compensation program. The Compensation and Governance Committee believes this reaffirms our shareholders’ support of our approach to executive compensation, and no significant changes were made to this approach in fiscal year 2022.
We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather, the overall compensation program for our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that our shareholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
As an advisory vote, the results of this proposal will not be binding on us, the Board of Directors, or the Compensation and Governance Committee. However, your opinion is important to us, and the Compensation and Governance Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future compensation decisions for our NEOs.
If you are a beneficial owner of shares (i.e., you hold them through a bank, broker or other holder of record), you must instruct the holder of record how to vote your shares in order for your vote to be counted on Proposal No. 2.
The Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our NEOs as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The Compensation Discussion and Analysis provides information regarding our executive compensation program in effect for fiscal year 2022 and supplements the information provided in the “Executive Officer and Director Compensation” section below for the following executive officers:
a.Kristine L. Juster, CEO
b.Timothy J. Wolfe, Executive Vice President, CFO
c.Kourtney L. Smith, Executive Vice President, Chief Operating Officer, Workplace and Health
d.Mark W. Johnson, Executive Vice President, Chief Legal Officer and Corporate Secretary, Kimball International and President, Hospitality
e.Koorosh Sharghi, Executive Vice President, Chief Strategy and Innovation Officer and President, eBusiness, who left the Company for personal reasons effective July 22, 2022
f.Katherine S. Sigler, former Executive Vice President, President, Kimball Hospitality, who retired effective March 31, 2022
These executive officers are referred to herein as our Named Executive Officers (the “NEOs”). While this Compensation Discussion and Analysis focuses on the NEOs, our executive compensation philosophy and program applies to all executive officers to ensure their maximum alignment to shareholder interests.
Our executive compensation philosophy is based on the core objectives of rewarding performance, aligning with shareholder interests and benchmarked best practices, and attracting and retaining talented leaders. The total compensation received by our executive officers will vary based on individual and company performance measured against our annual and long-term performance goals. Total compensation is comprised of a mix of base salary, annual cash incentive, long-term equity incentives and a discretionary contribution to executive’s retirement plan.
The Compensation and Governance Committee (the “Committee”) is responsible for overseeing executive compensation. The Committee regularly assesses the executive compensation program to maintain alignment with governance best practices, total compensation benchmarks and shareholder value creation. All principal components of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee follows the Compensation Discussion and Analysis.
The Committee, with the CEO, is also responsible for executive officer development and succession planning, in partnership with the full Board. During fiscal year 2022, the following executive officer changes occurred:
a.In November, 2021 the Board promoted Kourtney L. Smith to Executive Vice President, Chief Operating Officer, Workplace and Health.
b.In November 2021, the Board promoted Michael Roch to Executive Vice President, Chief Customer Officer, Workplace and Health.
c.In March 2022 Katherine S. Sigler retired from her position as Executive Vice President, President, Kimball Hospitality and subsequently the Board promoted Mark W. Johnson with the additional responsibility of leading the Hospitality business as President, Kimball Hospitality.
d.In June 2022, Koorosh Sharghi notified the Company he would be leaving shortly after the end of fiscal year 2022 for personal reasons.
Advisory Vote on Executive Compensation
We have an annual non-binding, advisory vote by shareholders on our executive compensation, or “Say on Pay” vote. At our Annual Meeting of Shareholders in October 2021, a Say on Pay vote was held, and approximately 98% of the votes cast were voted in favor of the compensation paid to our NEOs in fiscal year 2021. The Committee believes this reaffirms our shareholders’ support of our approach to executive compensation.

Compensation Philosophy
We provide a compensation and benefits package for executive officers that includes salary, cash and equity-based incentive compensation, a profit-sharing Company contribution to our retirement plan, flexible healthcare benefits (based on employee choice), paid time off that increases with years of service, and professional development opportunities. To be aligned with shareholder expectations and benchmarked best practices, all executive officers have a significant portion of their compensation tied to business goals through performance-based incentives.
The objectives of our compensation program are as follows:
•Rewarding Performance. All components of our executive compensation program are designed to reward executive performance. Salary is designed to reward delivery of individual performance objectives , demonstrated leadership abilities, and management experience and effectiveness. Incentive pay focuses on motivating the executive to achieve short-term and long-term financial results that meet or exceed the goals established by the Committee..
•Aligning with Shareholders’ Interest. One of our key compensation objectives is to align the interests of the executives with our shareholders by requiring our executives to own a certain amount of our Common Stock and linking compensation directly to Company financial performance. Improved Company performance leads to improved share price and increased shareholder value. Our cash-based incentive compensation plan is focused on profitability performance. Our equity-based compensation is comprised of a diversified set of awards, which for fiscal year 2022 included Relative Total Shareholder Return (“RTSR”) awards and Restricted Stock Unit (“RSU”) awards, each designed to promote long term success and increased shareholder value.
•Retaining Key Talent. Long term equity-based compensation components and competitive total compensation and benefits packages serve as key retention tools.
With the above objectives in mind, the Committee has established guidelines for each of the compensation components to ensure the appropriate mix of salary, short-term cash incentive, and long-term equity incentives as percentages of total compensation. The total target compensation for each executive officer is assessed by the Committee at the beginning of each fiscal year based on the expectations and responsibilities of the role, market value of the role (as described in more detail under “Executive Compensation Process” below) and the performance of the individual in that role. Unless circumstances require otherwise, the Committee reviews market value information biennially with the assistance of an external compensation advisory service, which specializes in executive compensation programs. For fiscal year 2022, the Committee utilized services from Meridian Compensation Partners (“Meridian”). Meridian reports directly to the Committee and does not provide any services to the Company other than the executive compensation consulting services provided to the Committee. The Committee assessed the independence of Meridian pursuant to SEC rules and Nasdaq listing standards and concluded that no conflicts of interest exist.
Depending on financial results, a NEO may earn more or less than target compensation. In order for executive officers to realize their target compensation, the Company’s financial results must perform to goals approved by the Committee and shareholder expectations. An executive’s actual total compensation is directly linked to both their individual performance and the Company’s financial results.

Executive Compensation Process
The objectives of the executive compensation process are to:
•Set the total target compensation for each executive officer at or near the market-value midpoint for each position;
•Determine the appropriate mix of compensation between cash and equity;
•Determine the appropriate mix of compensation among salary, short-term incentives, and long-term incentives;
•Determine stock ownership requirements based on market data; and
•Use a data-driven approach by partnering with an independent executive compensation advisor for market data as detailed on page 25 below.
The Committee seeks to target each NEO’s total compensation to the level the Committee considers market competitive, aligned to the specific executive’s responsibilities, and reflective of individual performance. In determining the appropriate mix of compensation components, the Committee has established guidelines for long-term equity awards (RTSR and RSUs), short-term cash incentive compensation, salary, and the Company’s discretionary contribution to our retirement plan.
In fiscal year 2022, the dollar amount of the targeted equity-based compensation, as a percent of salary, approved by the Committee for our CEO and the average for our other NEOs was as follows:

The following chart illustrates the targeted allocation of fiscal year 2022 compensation, as determined by the Committee, for our CEO compared to the average allocation for our other NEOs. As demonstrated by this chart, a larger proportion of our CEO’s targeted compensation for fiscal 2022 was allocated to performance-based equity awards compared to our other NEOs.

Targeted Compensation Components

CEO
(1) Restricted Stock Units, 20%
Salary, 32%
(2) Performance-Based Equity Awards, 20%
(3) Annual Cash Incentive & Retirement Plan, 28%

Average of Other NEOs
(1) Restricted Stock Units, 20%
(2) Performance-Based Equity Awards, 9%
(3) Annual Cash Incentive & Retirement Plan, 30%
Salary, 41%

(1)Represents the dollar value of the targeted allocation of total compensation to service-based RSUs established by the Committee for fiscal year 2022.
(2)Represents the dollar value of the targeted allocation of total compensation to RTSR awards established by the Committee for fiscal year 2022.
(3)The Annual Cash Incentive Plan component assumes a payout at the target level of performance, or a payout of 80% of annualized salary for our CEO and a payout for our other NEOs ranging between 60% to 65% of salary. The Company contribution to our retirement plan is assumed to be 3% of eligible annualized compensation.
As part of this process, the Committee sets the target compensation of the CEO and approves the target compensation of the other executive officers in consultation with the CEO, who manages the expectations and performance of those executives throughout the year. The Committee gives significant consideration to the recommendation of the CEO, but the final compensation decisions for all executive officers are within the Committee’s authority. The only other role that executive officers play in this process is a discussion with the CEO, or in the case of the CEO, with the Committee, regarding their own individual fulfillment of strategic objectives and overall job performance.
Factors considered by the Committee in setting executive compensation include, but are not limited to:
•Market value for the role - based on market data and peer group information described below
•Responsibilities - the scope and breadth of the duties and expectations of the roles
•Leadership - demonstrated ability to lead the organization
•Performance - with an emphasis on consistent, sustained productivity and delivery of results
•Potential - demonstrated capacity to grow into even broader leadership responsibilities

•Execution of strategy and individual strategic objectives - demonstrated ability to successfully lead the fulfillment of strategic plans and their own strategic objectives
•Personal development - demonstrated willingness to continuously learn and grow professional and leadership skills
•Promotion of Company culture and values - demonstrated commitment to activating our Purpose, modeling our Guiding Principles and ethical behavior
•Company results - demonstrated leadership and teamwork to enable achievement of Company goals and performance targets
For fiscal year 2022, the Committee used market data from the following sources for executive compensation planning, analysis and decision-making. Meridian, the Committee’s independent compensation consultant provided the data and analysis which were the primary basis for determination of fiscal year 2022 target compensation:
•Aggregated survey data from Equilar’s Top 25 Survey regressed to the Company’s projected fiscal year 2022 revenue.
•A peer group consisting of the following companies with a revenue range of $300 million to $2.6 billion with which the Company competes directly or who are in related industries is set forth below. In fiscal year 2022 this group was refreshed following a peer analysis.
◦ACCO Brands Corporation
◦Armstrong World Industries, Inc.
◦Bassett Furniture Industries
◦Ethan Allen Interiors
◦Flexsteel Industries
◦Herman Miller, Inc.
◦HNI Corporation
◦Hooker Furniture
◦Interface, Inc.
◦Knoll, Inc.
◦La-Z-Boy Incorporated
◦Lifetime Brands
◦Lovesac
◦Masonite International Corporation
◦Purple Innovation
◦Steelcase Inc.

For fiscal year 2023 executive compensation planning, the Committee again partnered with Meridian to review the competitiveness of our executive compensation program including pay levels for our NEOs and other executive officers. The Committee commissions a market benchmarking analysis from Meridian on a bi-annual basis. The Committee therefore utilized the 2022 Meridian data and analysis in setting fiscal year 2023 compensation for all of our executive officers.

Components of Compensation
As summarized above, our executive compensation program is comprised of the following primary components: (i) annual cash compensation, which includes salary, performance-based cash incentive compensation and the Company’s discretionary contribution to the retirement plan, and (ii) equity incentive compensation, including performance-based and service-based long-term equity awards, each of which is described below.

Compensation Component	Purpose	Link to Compensation Philosophy
Annual salary	To provide an appropriate level of fixed compensation that will support executive recruitment and retention based on business responsibilities, personal performance during the prior year, and leadership qualities.	Rewards individual performance. Retains executive talent.
Performance-based cash incentive compensation (Annual Cash Incentive Plan)	Variable component used to incent, motivate, and link compensation with our financial success.	Rewards Company performance. Aligns interests with shareholders’ interests. Retains executive talent.
Discretionary Company contribution to retirement plans	Variable component used to complement our benefits package in order to support executive recruitment and retention	Provides competitive compensation & benefits package. Retains executive talent.
Performance-based equity incentive compensation (RTSRs)	Variable component used to incent, motivate, and link compensation with the interests of our shareholders.	Rewards Company performance. Rewards long-term share price appreciation. Retains executive talent.
Service-based equity incentive compensation (RSUs)	To promote retention and alignment with shareholders’ interests.	Retains executive talent. Rewards long-term share price appreciation. Rewards tenure.
Additional discretionary cash and/or stock compensation	To recognize individual achievement in special situations.	Rewards performance. Retains executive talent.

In connection with Mr. Johnson’s appointment as President, Kimball Hospitality, he also participates in a one-year fiscal year 2023 Hospitality Transformation Bonus Plan to incentivize completion of certain performance objectives for the Hospitality business unit.
Compensation Decisions
The annual compensation of our NEOs is based upon the process described in the “Executive Compensation Process” section of this Compensation Discussion and Analysis and consists of components as delineated in the compensation component table above.
For fiscal year 2022, the Committee ensured that the executive compensation program was appropriately aligned with shareholders’ interests and focused on improving key financial metrics that support our strategic business plans. The Committee took the following actions with respect to fiscal year 2022 and fiscal year 2023 NEO compensation.

Action Taken	Date Action Taken For Fiscal Year 2022	Date Action Taken For Fiscal Year 2023
Executive compensation — reviewed and approved target compensation of NEOs	July 2021	July 2022
Annual Cash Incentive Plan — approved a new executive annual cash incentive plan to replace the 2019 Annual Cash Incentive Plan for NEOs and other executive officers.	July 2021	N/A
Annual Cash Incentive Plan — approved the performance metrics, goals and the non-operating adjustments to the performance goals	July 2021	August 2022
RTSR Awards — approved the award agreements and performance targets	July 2021	N/A
Equity awards — awarded RSU and RTSR award opportunities	July 2021	N/A
Equity awards — awarded RSU opportunities	N/A	July 2022
Discretionary authority — approved the CEO’s discretionary authority to grant equity awards to non-executive officers	July 2021	July 2022
Executive compensation — revised target compensation of Ms. Smith upon her appointment as Chief Operation Officer, Workplace and Health	November 2021	N/A
Executive compensation — revised target compensation of Mr. Wolfe, Mr. Johnson, and Mr. Sharghi to align with increased market compensation and approved discretionary bonuses for Mr. Johnson and Mr. Sharghi	November 2021	N/A
Executive compensation — approved cash and equity awards for Mr. Johnson as he assumed the additional responsibilities of President, Hospitality	February 2022	N/A
Equity awards — approved Performance Share Unit (“PSU”) award agreements and performance targets and awarded PSU opportunities	N/A	August 2022
RTSR Awards — certified the RTSR performance for the RTSR awards that vested at the end of the fiscal year, resulting in the issuance of shares	July 2022	Projected July 2023
Annual Cash Incentive Plan — certified performance for the Annual Cash Incentive Plan for the fiscal year and the cash incentive payout	August 2022	Projected August 2023
Discretionary Company contribution to the retirement plan — based on Company performance, the Committee approved the annual Company contribution for the fiscal year	August 2022	Projected August 2023

Other Compensation Decisions
Appointment to Chief Operating Officer and Related Compensation Decisions: As previously disclosed, on November 18, 2021 the Company announced the appointment of Kourtney L Smith as the Chief Operating Officer, Workplace and Health:
•Ms. Smith’s base salary was increased to $400,000 per year.
•The Company also granted Ms. Smith an RSU award for 2,958 shares that vested in full on June 30, 2022, an RSU award for 4,434 shares that will vest in full on June 30, 2023, and an RSU for 4,434 shares that will vest in full on June 30, 2024.

Appointment to President, Hospitality and Related Compensation Decisions: In February, 2022 the Company appointed Mark W. Johnson as the President, Kimball Hospitality in addition to his role as Chief Legal Officer and Corporate Secretary of the Company effective March 1, 2022:
•Mr. Johnson received a discretionary bonus of $50,000 on August 15, 2022 and will receive a cash payment of $50,000 on August 15, 2023.
•The Company also granted Mr. Johnson an RSU award for 5,543 shares that vested in full on June 30, 2022, and an RSU award for 5,543 shares that will vest in full on June 30, 2023.
•For fiscal year 2023 in addition to his participation in the Annual Cash Incentive Plan, Mr. Johnson participates in a short-term incentive plan based on financial improvement of the Hospitality business unit with a maximum payout of 50% of his salary.

Annual Cash Compensation
1. Salary. Salaries for the executive officers are based upon the following factors: market value of their respective position, scope of responsibilities, performance, the period over which they have performed those responsibilities, and other subjective factors, as noted in the “Executive Compensation Process” section of this Compensation Discussion and Analysis. Annually, salaries of executive officers, other than the CEO, are recommended by the CEO and then reviewed and approved by the Committee as part of the target compensation management process. The Committee sets the CEO’s salary under the leadership of the Committee chair.
Subsequent to the end of fiscal year 2021, the Committee reviewed the market data for each of the NEOs which was provided by Meridian. On October 4, 2021 Mr. Johnson’s annual salary was increased 10.0% to $357,500 and Mr. Sharghi’s annual salary was increased 5.0% to $320,250 which the Committee determined was market-competitive. The Committee decided that the salary of the remaining NEOs was within the range of market values for their respective positions.
On November 15, 2021 Ms. Smith’s annual salary was increased 21.2% to $400,000 in connection with her appointment as Chief Operating Officer, Workplace and Health. The Committee also approved annual salary increases for three NEOs to ensure retention of key talent: Mr. Wolfe’s annual salary was increased 10.2% to $410,000, Mr. Johnson’s annual salary was increased 5.0% to $375,500, and Mr. Sharghi’s annual salary was increased 12.1% to $359,000.
Fiscal year 2023 actions. Subsequent to the end of fiscal year 2022, the Committee reviewed the salary of each NEO based upon market data per role as provided by Meridian. The Committee determined Ms. Juster’s salary was aligned to market data for her role, Mr. Wolfe’s salary was increased by 8% to $442,800, Ms. Smith’s salary was increased 2.5% to $410,000, and Mr. Johnson’s salary was increased by 7.3% to $403,000.
2. Cash Incentive Compensation.
Fiscal Year 2022 Actions. For fiscal year 2022, executive officers (including our NEOs) were eligible to participate in our Annual Cash Incentive Plan. This plan provided participants with an opportunity to receive additional cash compensation if designated profitability levels for the fiscal year were achieved. To align with the Kimball International Connect strategy the plan was based on Company-wide performance.

The goal of the Annual Cash Incentive Plan is to link each officer’s compensation with the financial success of the Company, resulting in a clear incentive to achieve the targeted profitability levels and associated performance goals. The potential cash incentive payout is a range of percentages of the participant’s salary, with the payout percentage increasing with higher levels of profitability. Higher payout ranges were set for executive officers who, by virtue of their leadership responsibilities and expectations, have a greater effect on Company profitability.
a.Fiscal Year 2022 Annual Cash Incentive Payout Opportunity
The Committee reviewed the market data per role provided by Meridian and set the target cash incentive for our NEOs at a payout level that reflects the desired cash compensation at risk for their roles. For fiscal year 2022, the following cash incentive payout percentages were set for each of our NEOs:

	% of Salary
Named Executive Officer	Minimum Threshold	Target	Maximum
Kristine L. Juster	—%	80%	160%
Timothy J. Wolfe	—%	65%	130%
Kourtney L. Smith	—%	65%	130%
Mark W. Johnson	—%	65%	130%
Koorosh Sharghi	—%	60%	120%
Katherine S. Sigler	—%	60%	120%
At the end of each fiscal year, but before cash incentives under this plan may be paid, the Committee certifies the actual performance that was achieved and approves the payment of the cash incentive.
b.Eligibility for and Timing of Payouts under the Annual Cash Incentive Plan
Cash incentives earned under the Annual Cash Incentive Plan for fiscal year 2022 were accrued and paid in a single installment in August 2022. Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a participant’s employment agreement, participants (including our NEOs) must be actively employed on the payment date to be eligible to receive any earned cash incentive.
If a participant’s termination of employment is caused by retirement, death, permanent disability or certain other circumstances described in a participant’s employment agreement, the participant (or beneficiary, in the event of the participant’s death) will generally be entitled to receive any unpaid cash incentive payment for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2½ months after the end of the current fiscal year. As a result of her retirement, Ms. Sigler was entitled to a payment under the Annual Cash Incentive Plan based on this provision.
c.Fiscal Year 2022 Performance Metrics
For fiscal year 2022, Adjusted EBITDA was selected as the performance metric as it is directly linked to sustaining value creation and shareholder interests. Adjusted EBITDA is the same as is defined in the Form 10-K non-GAAP reconciliations, and is calculated as net income before interest expense, income taxes, depreciation expense, amortization expense, restructuring expense, goodwill impairment, acquisition-related inventory valuation adjustments, costs of acquisition, contingent earn-out gain or loss, COVID vaccine incentive costs, and a gain on the sale of a warehouse. Additionally the Annual Cash Incentive Plan excludes the financial results of an acquired business in the year of acquisition and the financial impacts of natural disasters. In fiscal year 2022 the Committee decided to additionally exclude LIFO expense from Adjusted EBITDA for purposes of the Annual Cash Incentive Plan because very high inflation levels driven by economic factors drove an unusually high level of LIFO expense during fiscal year 2022.
The Adjusted EBITDA goals for fiscal year 2022 were set by the Committee after considering key factors, most notably the Company’s strategic plan and resulting planned financial delivery based on assumptions regarding our ramp of revenue as the markets we serve began to recover from the global pandemic. The goals were set at a level that would motivate the executive officers to execute to the Company’s strategic plan delivering an EBITDA performance that would be challenging. The rigor of our performance metrics is demonstrated by our five-year average payout of 81% of the Adjusted EBITDA target which equates to 40% of salary for each NEO.
Our Adjusted EBITDA goals for fiscal year 2022, as approved by the Committee, are shown below.

Goals	Adjusted EBITDA (in thousands)	% of Target Payout (1)
Maximum	$60,000	200%
Target	$48,000	100%
Minimum	$29,700	50%
______________
(1) Adjusted EBITDA between the minimum and target or between the target and maximum levels will be interpolated. If Adjusted EBITDA is less than the minimum goal level, the resulting payout will be 0%.
A reconciliation of net income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) to Adjusted EBITDA used to determine the payout under the Annual Cash Incentive Plan for fiscal year 2022 is shown in Appendix B — Reconciliation of GAAP to Non-GAAP Measures.
d.Actual Performance and Payouts
Based upon our fiscal year 2022 Adjusted EBITDA results of $39.6 million, our NEOs received 77% of their respective Annual Cash Incentive target payouts under the Annual Cash Incentive Plan, which equates to the following payout amounts as a percentage of salary:.

Named Executive Officer	Annual Cash Incentive Plan Payout (% of FY 2022 Salary)
Kristine L. Juster	61.60%
Timothy J. Wolfe	50.05%
Kourtney L. Smith	50.05%
Mark W. Johnson	50.05%
Koorosh Sharghi	46.20%
Katherine S. Sigler	46.20%
Fiscal year 2023 actions. The target cash incentive payout for Ms. Juster was increased to 100% of salary with a maximum payout of 200% of salary. The target and maximum cash incentive payouts for Mr. Wolfe, Ms. Smith, and Mr. Johnson were not changed.
The performance measures for fiscal year 2023 will be Adjusted EBITDA and a scorecard of environmental, social and governance (“ESG”) goals. Adjusted EBITDA is defined in Form 10-K non-GAAP reconciliations, and additionally excludes the financial results of an acquired business in the year of acquisition and financial impacts from natural disasters. The ESG goals are based on our executives’ commitments to improve specific relevant metrics included in our annual ESG Summary Report.

Equity-Based Compensation
Our 2017 Stock Incentive Plan (the “2017 Stock Plan”) approved by shareholders in October 2017 and amended in October 2021 permits us to grant a variety of equity-based incentive awards consisting of stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards to eligible participants. During fiscal year 2022, the Committee granted to our NEOs performance-based equity awards and retention-focused time-vested RSUs under the 2017 Stock Plan. The Committee believes that performance-based equity awards represent one of the more effective forms of equity-based incentive compensation available under a stock incentive plan, because such awards are directly linked to our performance. Equity-based incentives also promote retention as a result of their three year performance or vesting cycles, depending on the type of equity-based incentive granted. Our policy is to grant equity awards in July of each fiscal year, or as triggered by a promotion or new hire into an executive role.
1.  Fiscal Year 2022 Performance-Based Awards
In fiscal year 2022, the Committee awarded RTSRs to our NEOs and other executive officers. The maximum number of shares awarded to each of our NEOs is determined by the Committee based upon the factors noted in the “Executive Compensation Process” section. The RTSR awards, which generally have a three-year performance cycle, act as an incentive to drive higher profits and long-term stock price appreciation. The NEOs have no voting or dividend rights with respect to the performance-based awards until earned and settled in shares of Common Stock. Each performance unit represents the right to receive one share of our Common Stock.
a.Timing of RTSR Awards
On July 7, 2021, the Committee granted RTSR awards to each of the NEOs for a performance cycle beginning on July 1, 2021 and ending on June 30, 2024.
The number of performance units granted functions as a target. Depending on achieved performance, the number of performance units that may be earned may range from 0% to 200% of target. For any specific performance cycle, the performance units earned will be determined based entirely on our RTSR, as of the last day of the performance cycle.
b.Definition of TSR and TSR Peer Group
For purposes of each RTSR award, Total Shareholder Return (“TSR”) is expressed as a compound annual growth rate as calculated in the following example, with the ##-month period representing the number of months in the performance cycle of the award:

TSR =	(	Ending stock price + dividends paid	)	12 ##	– 1
Beginning stock price
Our TSR is compared to a peer group of companies approved by the Committee. To determine payout under the award, each peer group company’s TSR will be determined at the end of the performance cycle. Our RTSR will be compared to the chart below to determine the percentage of target shares earned. Any RTSR between the 80th and 50th and the 50th and 30th percentiles will be interpolated. If our RTSR is less than the 30th percentile, the resulting payout would be 0%. If our TSR is less than zero, the payout will not exceed 100% of the target payout.

Relative TSR	Performance Unit Payout as a Percent of Target
80th Percentile and above	200%
50th Percentile	100%
30th Percentile	50%
Less than 30th Percentile	—%

The TSR Peer Group comprises the following companies with which the Company competes directly or who are in related industries such as building products:

Company Name	Sub-Industry	Company Name	Sub-Industry
ACCO Brands Corporation	Office Services & Supplies	Interface, Inc.	Office Services & Supplies
Advanced Drainage Systems, Inc	Building Products	Knoll, Inc.	Office Services & Supplies
Allegion plc	Building Products	La-Z-Boy Incorporated	Office Services & Supplies
American Woodmark Corporation	Office Services & Supplies	Leggett & Platt, Incorporated	Office Services & Supplies
Apogee Enterprises, Inc.	Building Products	Masonite International Corporation	Building Products
Armstrong World Industries, Inc.	Building Products	Mohawk Industries, Inc	Office Services & Supplies
CSW Industrials, Inc.	Construction & Eng.	Owens Corning	Building Products
Fortune Brands Home & Security, Inc.	Building Products	Quanex Building Products Corporation	Building Products
Gibraltar Industries, Inc.	Building Products	Simpson Manufacturing Co., Inc	Building Products
Herman Miller, Inc.	Office Services & Supplies	Steelcase Inc.	Office Services & Supplies
HNI Corporation	Office Services & Supplies	UFP Industries, Inc.	Building Products
Insteel Industries, Inc.	Building Products

c.Target Number of RTSRs Granted
The target number of RTSR shares awarded during fiscal year 2022 to each of our NEOs under the 2017 Stock Plan was as follows:

Named Executive Officer	FY 2022 RTSR Award (Targeted # of Shares)
Kristine L. Juster	30,888
Timothy J. Wolfe	5,027
Kourtney L. Smith	4,459
Mark W. Johnson	4,831
Koorosh Sharghi	3,709
Katherine S. Sigler	2,708

2. Settlement of RTSR Awards with Performance Cycle ending June 30, 2022
a.Ms. Juster’s RTSR Awards
Ms. Juster received a grant of RTSR awards, with a performance cycle beginning on the grant date of July 9, 2021 and ending on June 30, 2022. At the conclusion of the performance cycle, our TSR of -17.3% ranked at the 5th percentile of the TSR Peer Group’s TSR during the same period which resulted in 0% RTSR payout in accordance with the below payout table.

Total Shareholder Return	Peer Group TSR Performance	Payout
80th percentile	29.96%	200%
50th percentile	7.35%	100%
30th percentile	(2.43)%	50%
Less than 30th percentile	—%	—%

b.Mr. Wolfe’s RTSR Awards
Mr. Wolfe received a grant of RTSR awards, with a performance cycle beginning on the grant date of October 19, 2020 and ending on June 30, 2022. At the conclusion of the performance cycle, our TSR of -12.4% ranked at the 19th percentile of the TSR Peer Group’s TSR during the same period which resulted in a 0% RTSR payout in accordance with the below payout table.

Total Shareholder Return	Peer Group TSR Performance	Payout
80th percentile	50.08%	200%
50th percentile	14.65%	100%
30th percentile	0.78%	50%
Less than 30th percentile	—%	—%
c.Mr. Johnson’s RTSR Awards
Mr. Johnson received a grant of RTSR awards, with a performance cycle beginning on the grant date of January 31, 2020 grant date and ending on June 30, 2022. At the conclusion of the performance cycle, our TSR of -28.9% ranked at the 5th percentile of the TSR Peer Group’s TSR during the same period, which resulted in a 0% RTSR payout in accordance with the below payout table.

Total Shareholder Return	Peer Group TSR Performance	Payout
80th percentile	28.98%	200%
50th percentile	4.85%	100%
30th percentile	(8.83)%	50%
Less than 30th percentile	—%	—%

d.Actual Number of Shares Awarded for Performance Cycle ending June 30, 2022
The table below shows by NEO, the target number of shares awarded and the actual number of earned shares:

Named Executive Officer	RTSR Award (Targeted # of Shares)	RTSR Award (Number of Shares Issued) (1)
Kristine L. Juster	23,529	—
Timothy J. Wolfe	6,169	—
Kourtney L. Smith	—	—
Mark W. Johnson	3,289	—
Koorosh Sharghi	—	—
Katherine S. Sigler	—	—

Fiscal year 2023 performance-based awards. Subsequent to the end of fiscal year 2022, the Committee replaced RTSRs with PSU awards for improved alignment to the three-year long range business plan. The PSU performance metric is Adjusted Earnings Per Share (“Adjusted EPS”) Compound Annual Growth Rate (“CAGR”). Adjusted EPS is the same as is defined in Form 10-K non-GAAP reconciliations, and additionally excluding the financial results of an acquired business in the year of acquisition and financial impacts from natural disasters. PSUs were awarded to each of our continuing NEOs under the 2017 Stock Plan as part of their fiscal year 2023 targeted compensation plan:

Named Executive Officer	FY 2023 PSU Award (Targeted # of Shares)
Kristine L. Juster	81,731
Timothy J. Wolfe	13,838
Kourtney L. Smith	12,813
Mark W. Johnson	12,594
The fiscal year 2023 PSU awards have a three-year performance cycle ending on June 30, 2025.
3.  Restricted Stock Units
In fiscal year 2022, the Committee awarded RSUs to our NEOs and other executive officers. The RSU awards help to increase NEO share ownership, serve as a retention vehicle and incent our NEOs to drive long-term stock appreciation, thereby aligning the interests of our NEOs with those of our shareholders. RSUs are service-based and generally cliff vest after three years. In addition, dividends accrue on the RSUs and are added to the total value of the RSUs at the time of vesting.
a.Fiscal Year 2022 RSU Grants
As part of its compensation planning, the Committee determines the percentage of total targeted compensation of each executive that should be allocated to RSUs. As shown in the Targeted Compensation Components chart in the “Executive Compensation Process” section above, for fiscal year 2022 this percentage was 20% for all NEOs.
The number of RSUs awarded in fiscal year 2022 was as follows:

Named Executive Officer	FY 2022 RSU Grant (Shares Awarded)(1)	Vest Date(1)
Kristine L. Juster	36,866	6/30/24
Timothy J. Wolfe	14,000	6/30/24
Kourtney L. Smith	2,958	6/30/22
	4,434	6/30/23
	16,853	6/30/24
Mark W. Johnson	5,543	6/30/22
	5,543	6/30/23
	13,454	6/30/24
Koorosh Sharghi	10,331	6/30/24
Katherine S. Sigler	7,540	6/30/24
______________
(1) During fiscal year 2022, the following RSU awards were granted to our NEOs:
•On July 12, 2021, the Committee granted RSU awards to each of the NEOs for a performance cycle beginning on July 1, 2021 and ending on June 30, 2024.
•On November 19, 2021, the Committee also granted the following three RSU awards to Ms.

Smith upon her appointment as Chief Operating Officer, Workplace and Health:
◦one for the performance cycle beginning on November 19, 2021 and ending on June 30, 2022,
◦one for the performance cycle beginning on November 19, 2021 and ending on June 30, 2023, and
◦one for the performance cycle beginning on November 19, 2021 and ending on June 30, 2024.
•On March 1, 2022, the Committee also granted the following two RSU awards to Mr. Johnson upon his appointment as President Hospitality:
◦one for the performance cycle beginning March 1, 2022 and ending on June 30, 2022,
◦one for the performance cycle beginning March 1, 2022 and ending on June 30, 2023.
b.RSUs that Vested on June 30, 2022
Ms. Sigler was previously granted RSUs that were scheduled to vest on June 30, 2022, June 30, 2023, and June 30, 2024. The prorated number of RSUs that vested on Ms. Sigler’s retirement date of March 31, 2022 and the number of RSUs that vested on June 30, 2022 for the other NEOs is shown in the below table:

Named Executive Officer	RSU Award (Number of Shares Issued)(1)
Kristine L. Juster	14,585
Timothy J. Wolfe	12,256
Kourtney L. Smith	12,276
Mark W. Johnson	12,465
Koorosh Sharghi	5,786
Katherine S. Sigler	12,609
______________
(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.
Fiscal year 2023 RSU awards. Subsequent to the end of fiscal year 2022, the Committee granted the following number of RSUs to each of our current NEOs under the 2017 Stock Plan as part of their fiscal year 2023 targeted compensation plan:

Named Executive Officer	FY 2023 RSU Award (Vesting on June 30, 2025)
Kristine L. Juster	76,628
Timothy J. Wolfe	27,710
Kourtney L. Smith	25,658
Mark W. Johnson	25,220

4. Stock Compensation Award Authority
For newly hired or promoted non-executive officers and in special situations in which a non-executive officer’s individual achievement may not be adequately recognized under incentive plans, the Committee has granted authority to our CEO to distribute additional stock compensation up to an aggregate maximum amount. Any equity awards to executive officers must be approved by the Committee.
For fiscal years 2022 and 2023, the maximum number of shares approved by the Committee was 167,600 and 259,608 shares of Common Stock, respectively. The stock compensation may be in the form of equity award opportunities and/or outright grants of shares of Common Stock, all to be awarded under the 2017 Stock Plan. Discretionary stock compensation is awarded based upon individual effort and is paid in amounts and at such times as the CEO determines, in her sole discretion. No employee has a guaranteed right to discretionary stock compensation.
With respect to the NEOs, for fiscal year 2022 no discretionary stock compensation was awarded.
Stock Ownership Guidelines
Our current stock ownership guidelines set the expectation that our independent directors and executive officers are to maintain beneficial ownership of our Common Stock at or above a value expressed as a multiple of their director fees or their salary, as the case may be, for as long as they remain a director or executive officer. “Beneficial Ownership” includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts and retirement plans. Unearned incentive equity awards are not counted towards ownership until earned.
We believe these guidelines promote overall corporate responsibility, encourage decisions focused on a long-term view, and align our directors’ and executive officers’ perspectives with the interests of our shareholders. Any shares subject to the ownership requirements are prohibited from pledging or hedging activities. See our discussion of the Company’s hedging and pledging policy in “Corporate Governance—Hedging and Pledging Policy” on page 17.
Executive officers and directors are expected to meet stock ownership requirements within five years from the date of their appointment or election. Each director receives a minimum of 50% of the base level their Board fees in Common Stock, and can elect to receive greater than 50% in Common Stock . Annually, the Committee will review progress toward the achievement of the stock ownership requirements and use its judgment on consequential actions if requirements are not met in a timely manner. Directors and executive officers are not permitted to dispose of shares of our Common Stock prior to meeting the stock ownership requirements, except upon review by, and approval of, either our Chief Financial Officer or our Chief Legal and Governance Officer. Officers and directors are deemed to be in compliance once target values are achieved, as long as the total number of shares used to achieve compliance are maintained.
The share ownership multiples are as follows:

Position	Value as a Multiple of Salary or Cash Portion of Base Director Fees
Independent Directors	X 5
Chair of the Board	X 5
Chief Executive Officer	X 5
Executive Vice Presidents	X 2
As of August 18, 2022, all directors and NEOs who have held their positions for more than five years, or have time remaining to become compliant, were in compliance with the stock ownership requirements.

Other Compensation and Employee Benefits
Retirement Plan
In fiscal year 2022, our NEOs participated in a defined contribution, participant-directed retirement plan in which all domestic employees are eligible to participate, except employees of recently acquired companies who participate in other retirement plans (the “Retirement Plan”). The Retirement Plan is intended to attract candidates for employment and promote employee retention by providing a long-term savings opportunity. The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual profit-sharing Company contribution as determined by the Committee. The Committee considers Company profitability, among other factors, when determining the contribution. The Company contributed 3.0% of eligible compensation based on fiscal year 2022 profitability. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Eligible compensation excludes all equity-based compensation. Each eligible participant’s Company contribution percentage is identical, including our NEOs. Our participant contributions are fully vested immediately, and Company contributions are fully vested after five years of participation according to the following schedule. All NEOs except Ms. Juster, Mr. Wolfe, Mr. Johnson, and Mr. Sharghi are fully vested.

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	10%
2	20%
3	40%
4	60%
5	100%
The Retirement Plan is fully funded, and participants may choose to invest their balances among any combination of investment options offered.
For those eligible employees who have annual compensation or contribution additions in excess of the IRS limits, their individual Company contribution under the Retirement Plan is reduced to reflect these limits. See the following “Nonqualified Deferred Compensation” section.
Nonqualified Deferred Compensation
For our NEOs, as well as other executive officers and other key employees who are designated by the CEO, we maintain a nonqualified SERP (“Supplemental Employee Retirement Plan”) through which we contribute to the account of each participant an amount equal to the reduction in their allocation under the Retirement Plan due to the application of the IRS’s annual limitations on compensation and contribution additions. A participant’s deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan. Our contribution percentage for fiscal year 2022 was 3.0% of eligible compensation in excess of the annual compensation limit under Section 401(a) of the Internal Revenue Code. Investment options are the same as those under the Retirement Plan, except for the exclusion of a fixed income fund and the addition of a money market fund. Payments of a participant’s elective deferrals and Company contributions are made as elected by the participant in a lump sum or in installment payments over a period of 5 or 10 years commencing upon retirement or termination of employment, whichever occurs first. These amounts may be paid earlier in the event of death of the participant or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in a grantor trust in what is commonly referred to as a “rabbi trust” arrangement. This means that the assets of the SERP are subject to the claims of our general creditors in the event of our insolvency. For more information about amounts deferred by the NEOs, see the “Nonqualified Deferred Compensation in Fiscal Year 2022” table in this Proxy Statement.

Other Compensation
The NEOs participate in an Executive Preventative Healthcare Program, which reimburses for executives’ and covered spouses’ travel to healthcare facilities for annual preventative exams. Otherwise, they have the same preventative healthcare coverage as provided to all Company employees through our consumer-driven healthcare plan options.
No loans of Company funds have ever been made to any executive officer for any purpose.
Employment, Change in Control, and Severance Agreements
We have written executive employment agreements, which include compensatory provisions, and also have change in control agreements with each of the NEOs. These agreements are intended to align with competitive practices within the industries in which we operate and are designed to enhance the retention of executives and protect our interests by way of restrictive covenants. The agreements determine the amount and timing of compensation payable to NEOs in the event of termination of employment under various circumstances. The agreements are described in the section entitled “Executive Officer and Director Compensation—Employment and Change in Control Agreements with NEOs and Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Tax and Accounting Considerations
Section 162(m)
Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation in excess of $1,000,000 paid to our NEOs covered under the law. As a result, compensation paid to our covered executives in excess of $1 million is not deductible.
The Committee considers deductibility when making executive compensation decisions, but reserves the right to award compensation that is not fully tax deductible when viewed as appropriate to accomplish our compensation program objectives.
Section 280G
Payments provided in connection with a change in control of a company may be subject to an excise tax under Section 4999 of the Internal Revenue Code. These payments also may not be eligible for a federal income tax deduction pursuant to Section 280G of the Internal Revenue Code. Our change in control agreements eliminate the risk of excise taxes and nondeductible federal income taxes by reducing any payments to an amount equal to one dollar less than the amount that would be considered a parachute payment under Section 280G of the Internal Revenue Code. Our change in control agreements do not provide for Section 4999 excise tax gross-up payments.
Section 409A
Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the inclusion of deferred compensation in an employee’s income, as well as certain additional taxes, penalties and interest. We intend for our nonqualified deferred compensation arrangement to meet the requirements of Section 409A. If any payments to an executive officer are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 409A of the Internal Revenue Code due to our early payment of deferred compensation following a change in control, the executive officer will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties).
Recovery (Claw Back) of Compensation for Executive Misconduct
Provisions for recovery of already-vested stock compensation due to executive misconduct are included in the 2017 Stock Plan as well as our RTSR and RSU award agreements, which must be signed by executive officers and other employees receiving such awards. Any equity awards that have not yet vested at the time of an executive officer’s separation for cause would not vest and the executive officer would therefore not receive any shares. Additionally, with respect to the RTSR and RSU awards, share awards distributed in the 12 months prior to an executive officer’s separation for cause or breach of the executive officer’s executive employment agreement must be repaid upon our written demand.
In addition, if we determine that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of our financial results, we intend to take all reasonable and effective actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results.

COMPENSATION COMMITTEE REPORT
The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2022 and this Proxy Statement.
2022 COMPENSATION AND GOVERNANCE COMMITTEE
Thomas J. Tischhauser (Chair)
Patrick E. Connolly
Valerie R. Love

COMPENSATION RELATED RISK ASSESSMENT
The Board believes that risks arising from our employee compensation program philosophies, policies and practices are not reasonably likely to have a material adverse effect on the Company. Further, the Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, but rather focus the executives on long-term strategic goals and shorter-term objectives and align their interests with those of our shareholders.
The Committee extensively reviewed the elements of executive compensation to determine whether any portion of such compensation encouraged excessive risk-taking and concluded:
•the cash incentive performance targets are appropriately set to motivate achievement of realistic Company financial goals;
•performance-based equity awards are appropriately linked to long-term stock performance;
•cash incentives and performance-based equity awards are earned at multiple levels of performance depending on actual results relative to realistic financial targets, rather than an “all-or-nothing” approach;
•RSU awards generally vest over a three-year period to encourage executive officers to maintain a long-term perspective; and
•stock ownership guidelines discourage excessive risk-taking, not only by setting reasonable levels of ownership, but also by restricting the ability of officers and directors to hedge or pledge shares in which they have beneficial ownership.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to NEOs for or during the fiscal years ended June 30, 2022, 2021, and 2020, excluding those fiscal years where individuals were not classified as NEOs. For a more thorough discussion of our executive compensation practices, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Name and Principal Position			Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Kristine L. Juster	2022	$800,000	$—	$959,995	$492,800	$24,103	$2,276,898
Chief Executive Officer	2021	$800,000	$—	$823,998	$—	$54,394	$1,678,392
	2020	$800,000	$214,000	$829,145	$544,000	$106,692	$2,493,837
Timothy J. Wolfe	2022	$393,923		$260,400	$197,158	$14,737	$866,218
Executive Vice President, Chief Financial Officer	2021	$243,231	$140,388	$578,045	$—	$9,576	$971,240

Kourtney L. Smith	2022	$370,385	$—	$361,666	$185,377	$11,317	$928,745
Executive Vice President, Chief Operating Officer, Workplace and Health	2021	$328,462	$—	$198,002	$—	$11,068	$537,532
	2020	$318,846	$—	$175,669	$135,509	$30,827	$660,851
Mark W. Johnson	2022	$357,885	$—	$350,240	$179,121	$10,814	$898,060
Executive Vice President, Chief Legal Officer & Corporate Secretary, President Hospitality	2021	$325,000	$—	$195,001	$—	$9,322	$529,323
	2020	$120,000	$75,000	$495,464	$51,000	$9,541	$751,005

Koorosh Sharghi	2022	$337,913	$—	$192,147	$156,116	$10,782	$696,958
Executive Vice President, Chief Strategy and Innovation Officer and President, eBusiness

Katherine S. Sigler	2022	$204,981	$—	$140,253	$94,701	$274,355	$714,290
Former Executive Vice President, President, Kimball Hospitality
__________________
(1)Ms. Juster received a cash payment of $107,000 in August 2019 and $107,000 in December 2019 for the purpose of transitioning her into full participation in the Annual Cash Incentive Plan. Ms. Juster was required to be employed by the Company on each payment date in order to receive the applicable payment. Mr. Wolfe received a cash sign-on bonus of $73,500 in November 2020. Mr. Wolfe was also guaranteed upon his hire a minimum Annual Cash Incentive Plan payment for fiscal year 2021 of 27.5% of salary, or $66,888, which was paid in August 2021. Mr. Johnson received a cash payment of $75,000 in February 2020 for the purpose of transitioning him into full participation in the Annual Cash Incentive Plan.
(2)Stock awards consist of RSU, RTSR, and Annual Performance Share (“APS”) awards, as follows:
•The compensation reported in the “Stock Awards” column above represents equity-based compensation for each of our NEOs at the grant date fair value and based on the probable level of performance for the applicable performance-based awards, which does not reflect compensation actually received or earned by the NEOs in the respective years.
•The assumptions used to calculate the grant date fair values are set forth in Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

•The following tables set forth the relevant terms of the RSU, RTSR and APS awards granted during each fiscal year, and the grant date fair value or incremental fair value, as applicable, included in the “Stock Awards” column for such awards in each such fiscal year:

Restricted Stock Units:
Name	Fiscal Year	Grant Date	Vest Date(1)	Grant Date Fair Value(2)	Fair Value Included in Stock Awards Column
Kristine L. Juster	2022	7/12/2021	6/30/2024	$13.02	$479,995
	2021	7/31/2020	6/30/2023	$10.94	$328,003
	2020	7/9/2019	6/30/2022	$17.16	$250,279
Timothy J. Wolfe	2022	7/12/2021	6/30/2024	$13.02	$182,280
	2021	10/19/2020	6/30/2021	$11.08	$101,847
		10/19/2020	6/30/2022	$11.08	$135,797
		10/19/2020	6/30/2023	$11.08	$135,797
Kourtney L. Smith	2022	11/19/2021	6/30/2022	$11.05	$32,686
		11/19/2021	6/30/2023	$11.05	$48,996
		11/19/2021	6/30/2024	$11.05	$48,996
		7/12/2021	6/30/2024	$13.02	$161,695
	2021	7/31/2020	6/30/2023	$10.94	$132,002
	2020	7/9/2019	6/30/2022	$17.16	$159,897
Mark W. Johnson	2022	3/1/2022	6/30/2022	$9.02	$49,998
		3/1/2022	6/30/2023	$9.02	$49,998
		7/12/2021	6/30/2024	$13.02	$175,171
	2021	7/31/2020	6/30/2023	$10.94	$130,000
	2020	1/31/2020	6/30/2020	$18.78	$97,506
		1/31/2020	6/30/2021	$18.78	$129,995
		1/31/2020	6/30/2022	$18.78	$129,995
Koorosh Sharghi	2022	7/12/2021	6/30/2024	$13.02	$134,509
Katherine S. Sigler	2022	7/12/2021	6/30/2024	$13.02	$98,171
(1) RSU awards do not have performance conditions.
(2) The grant date fair value per share is based on the closing price of our Common Stock as reported by Nasdaq on the grant date.

Relative Total Shareholder Return awards:
Name	Fiscal Year	Grant Date	Vest Date	Grant Date Fair Value per Share(1)	Fair Value Included in Stock Awards Column(2)	Grant Date Fair Value at Maximum Level of Performance(3)
Kristine L. Juster	2022	7/7/2021	6/30/2024	$15.54	$480,000	$960,000
	2021	7/31/2020	6/30/2023	$11.35	$495,995	$991,990
	2020	7/9/2019	6/30/2022	$21.25	$499,991	$999,982
Timothy J. Wolfe	2022	7/7/2021	6/30/2024	$15.54	$78,120	$156,240
	2021	10/19/2020	6/30/2021	$10.68	$55,803	$111,606
		10/19/2020	6/30/2022	$12.06	$74,398	$148,796
		10/19/2020	6/30/2023	$12.63	$74,403	$148,806
Kourtney L. Smith	2022	7/7/2021	6/30/2024	$15.54	$69,293	$138,586
	2021	7/31/2020	6/30/2023	$11.35	$66,000	$132,000
Mark W. Johnson	2022	7/7/2021	6/30/2024	$15.54	$75,073	$150,146
	2021	7/31/2020	6/30/2023	$11.35	$65,001	$130,002
	2020	1/31/2020	6/30/2021	$18.08	$64,997	$129,994
		1/31/2020	6/30/2022	$19.76	$64,991	$129,982
Koorosh Sharghi	2022	7/7/2021	6/30/2024	$15.54	$57,638	$115,276
Katherine S. Sigler	2022	7/7/2021	6/30/2024	$15.54	$42,082	$84,164
(1) The grant date fair value per share was calculated using a Monte Carlo simulation as of the grant date. The Monte Carlo valuation technique involves estimating the movement of stock prices and the effects of volatility, interest rates, and dividends.
(2) The amounts included in the “Stock Awards” column represent the grant date fair value based upon the target level of performance being achieved (which would result in the payout of 100% of the target number of RTSRs granted), which is the level of performance that was deemed probable on each such date.
(3) Under these awards, a participant will earn from 0% to 200% of the target award depending upon how the compound annual growth rate of our Common Stock ranks within the peer group at the end of the performance cycle. The amounts included in this column represent the grant date fair value of the maximum number of RTSR shares that can be earned.

Annual Performance Share awards:
Name	Fiscal Year	Grant Date	Vest Date(1)	Grant Date Fair Value Per Share(2)	Fair Value Included in Stock Awards Column(3)	Grant Date Fair Value at Maximum Level of Performance(4)
Kristine L. Juster	2020	7/9/2019	6/30/2020	$16.85	$78,875	$157,750
Kourtney L. Smith	2020	7/9/2019	6/30/2020	$16.85	$15,772	$31,544
Mark W. Johnson	2020	1/31/2020	6/30/2020	$18.43	$7,980	$15,960
(1) APS awards have been phased out. APS awards vested after one year, with the final APS awards vesting in July 2020.
(2) The grant date fair value per share is calculated using the closing price of our Common Stock as reported by Nasdaq on the grant date, reduced by the present value of dividends not payable on outstanding performance shares.
(3) The amounts included in the “Stock Awards” column represent the grant date fair value based upon the target level of performance being achieved (which would result in the payout of 100% of the target number of shares granted), which was the level of performance that was deemed probable on such date.
(4) Represents the grant date fair value of the maximum number of APS shares that can be earned at 200% of target..
(3)Amounts consist of cash incentive compensation earned for services rendered in the applicable fiscal year, pursuant to the applicable plans. The amounts are paid in the following fiscal year. For a description of the Annual Cash Incentive Plan and the payout percentages awarded to the NEOs under the Annual Cash Incentive Plan for fiscal year 2022, see

“Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation.”
(4)In fiscal year 2022, NEOs received a de minimus Christmas gift, group term life insurance, and Company contributions earned for the retirement Plan and SERP. Also included in fiscal year 2022 is a cash payment of $268,000 paid upon Ms. Sigler’s separation, as further explained in the “Employment and Change in Control Agreements with NEOs and Potential Payments Upon Termination or Change in Control” section below. Beginning with fiscal year 2022, this column no longer includes the value of dividends accrued on the stock underlying RSU awards since the value is effectively included in the grant date fair value of the award. In fiscal years 2021 and 2020 our NEOs received the same types of other compensation as they received in fiscal year 2022, except in fiscal year 2020 they additionally received reimbursement for travel to participate in the Executive Preventative Healthcare Program and in fiscal year 2021 they did not receive Company contributions earned for the retirement Plan or SERP.
(5)Mr. Wolfe’s fiscal year 2021 compensation reflected in the Summary Compensation Table includes a one-time sign-on cash payment and the grant date fair value of one-time transitional equity awards. As a result, the compensation amount identified in the “Total” column is significantly higher than Mr. Wolfe’s targeted annualized compensation for fiscal 2021 of $823,000 or the amount of cash and vested equity compensation he realized in fiscal year 2021.
See the “Compensation Discussion and Analysis” section in this Proxy Statement for further information about the material terms of the NEOs’ compensation plans.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Kristine L. Juster
Annual Cash Incentive Plan		$—	$640,000	$1,280,000
RSU	07/12/21							36,866	$479,995
RTSR	07/07/21				—	30,888	61,776		$480,000
Timothy J. Wolfe
Annual Cash Incentive Plan		$—	$256,050	$512,100
RSU	07/12/21							14,000	$182,280
RTSR	07/07/21				—	5,027	10,054		$78,120
Kourtney L. Smith
Annual Cash Incentive Plan		$—	$240,750	$481,500
RSU	11/19/21							2,958	$32,686
	11/19/21							4,434	$48,996
	11/19/21							4,434	$48,996
	07/12/21							12,419	$161,695
RTSR	07/07/21				—	4,459	8,918		$69,293
Mark W. Johnson
Annual Cash Incentive Plan		$—	$232,625	$465,250
RSU	03/01/22							5,543	$49,998
	03/01/22							5,543	$49,998
	07/12/21							13,454	$175,171
RTSR	07/07/21				—	4,831	9,662		$75,073
Koorosh Sharghi
Annual Cash Incentive Plan		$—	$202,748	$405,496
RSU	07/12/21							10,331	$134,509
RTSR	07/07/21				—	3,709	7,418		$57,638
Katherine S. Sigler
Annual Cash Incentive Plan		$—	$122,989	$245,978
RSU	07/12/21							7,540	$98,171
RTSR	07/07/21					2,708	5,416		$42,082
_________________
(1) Represents potential cash incentive payments under the Annual Cash Incentive Plan with respect to fiscal year 2022 performance. The target amount is a cash incentive payout reflecting the desired level of compensation at risk. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts under the Annual Cash Incentive Plan for fiscal year 2022 performance. See “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation” for additional information regarding the terms of the Annual Cash Incentive Plan.
(2)    Represents RTSR awards issued pursuant to the 2017 Stock Plan that will vest in future years.
For RTSR awards, at the target level of performance, 100% of the shares granted will be earned, but a participant can earn 0% for below threshold performance or from a minimum of 50% to a maximum of 200% of the target number of shares depending upon how the compound annual growth rate of our Common Stock ranks within the peer group at the end of the performance cycle. See “Compensation Discussion and Analysis — Components of Compensation — Equity-Based Compensation” for additional information regarding the terms of RTSR awards.
(3) Amounts represent the number of RSUs granted to our NEOs. RSUs granted on July 12, 2021 vest on June 30, 2024. RSUs granted on November 19, 2021 vest on June 30, 2022, June 30, 2023 and June 30, 2024. RSUs granted on March 1, 2022 vest on June 30, 2022 and June 30, 2023. See “Compensation Discussion and Analysis—Components of Compensation—Equity-based Compensation—Restricted Stock Units” for additional information regarding the vesting of these RSUs.
(4) Amounts represent the grant date fair value of the RSUs and the target number of RTSR shares. The grant date fair value of the RSUs granted on July 12, 2021, November 19, 2021 and March 1, 2022 were calculated using $13.02, $11.05 and $9.02, respectively, the closing price of our Common Stock as reported by Nasdaq on the grant date. The grant date fair value of the RTSR awards granted on July 7, 2021 was calculated using the Monte Carlo simulation, resulting in a value of $15.54 per share on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	(#)	($)	(#)	($)
(a)	(g)	(h)	(i)	(j)
Kristine L. Juster	66,848	$512,724	74,588	$572,090
Timothy J. Wolfe	26,256	$201,384	10,918	$83,741
Kourtney L. Smith	33,353	$255,818	10,274	$78,802
Mark W. Johnson	30,880	$236,850	10,558	$80,980
Koorosh Sharghi (4)	19,671	$150,877	8,143	$62,457
Katherine S. Sigler (5)	—	$—	2,734	$20,970
_________________
(1) Unvested RSUs consist of the following:

	Stock Award and Grant Date
Name	RSU 3/1/2022	RSU 11/19/2021	RSU 11/19/2021	RSU 7/12/2021	RSU 10/19/2020	RSU 7/31/2020

Kristine L. Juster
Shares (#)				36,866		29,982
Vesting Date(s)				6/30/2024		6/30/2023
Timothy J. Wolfe
Shares (#)				14,000	12,256
Vesting Date(s)				6/30/2024	6/30/2023
Kourtney L. Smith
Shares (#)		4,434	4,434	12,419		12,066
Vesting Date(s)		6/30/2024	6/30/2023	6/30/2024		6/30/2023
Mark W. Johnson
Shares (#)	5,543			13,454		11,883
Vesting Date(s)	6/30/2023			6/30/2024		6/30/2023
Koorosh Sharghi (4)
Shares (#)				10,331		9,340
Vesting Date(s)				6/30/2024		6/30/2023
(2) Calculated using the $7.67 closing price of our Common Stock as reported by Nasdaq on June 30, 2022.

(3) Unearned and unvested equity incentive plan awards consist of the following:

	Stock Award and Initial Grant Date
Name	RTSR 7/7/2021	RTSR 10/19/2020	RTSR 7/31/2020

Kristine L. Juster
Shares (#)	30,888		43,700
Vesting Date(s)	6/30/2024		6/30/2023
Timothy J. Wolfe
Shares (#)	5,027	5,891
Vesting Date(s)	6/30/2024	6/30/2023
Kourtney L. Smith
Shares (#)	4,459		5,815
Vesting Date(s)	6/30/2024		6/30/2023
Mark W. Johnson
Shares (#)	4,831		5,727
Vesting Date(s)	6/30/2024		6/30/2023
Koorosh Sharghi (4)
Shares (#)	3,709		4,434
Vesting Date(s)	6/30/2024		6/30/2023
Katherine S. Sigler (5)
Shares (#)	677		2,057
Vesting Date(s)	6/30/2024		6/30/2023
(4) Mr. Sharghi's outstanding RTSR and RSU awards were forfeited in connection with his departure from the Company effective July 22, 2022.
(5) In connection with Ms. Sigler's retirement on March 31, 2022, she is entitled to a pro rata portion of the target number of RTSRs depending on actual performance at the end of the performance period. Ms. Sigler also received a pro rata portion of outstanding RSUs at her retirement.

Awards disclosed in the tables above represent the number of shares that would be issued assuming target performance for RTSR awards. At the target performance level, 100% of the shares eligible to be received would be issued. For RTSR awards, a participant can earn 0% for below threshold performance or from a minimum of 50% to 200% of the target level depending upon how the compound annual growth rate of our Common Stock ranks within the peer group at the end of the performance cycle.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2022

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Name
(a)	(d)	(e)
Kristine L. Juster	14,585	$111,867
Timothy J. Wolfe	12,256	$94,004
Kourtney L. Smith	12,276	$94,157
Mark W. Johnson	12,465	$95,607
Koorosh Sharghi	5,786	$44,379
Katherine S. Sigler	12,609	$106,546
_____________
(1)Shares acquired upon vesting during fiscal year 2022 include: RSU awards granted on July 9, 2019, January 31, 2020, October 19, 2020, November 19, 2021 and March 1, 2022, which vested on June 30, 2022 for Ms. Juster, Mr. Wolfe, Ms. Smith, Mr. Johnson, and Mr. Sharghi and vested on March 31, 2021 for Ms. Sigler upon her retirement.
Shares have not been reduced by the following shares withheld to satisfy tax withholding obligations: Ms. Juster — 4,198 shares; Mr. Wolfe — 3,688 shares; Ms. Smith — 3,533 shares; Mr. Johnson — 3,734 shares; Mr. Sharghi — 1,385 shares; and Ms. Sigler — 4,059 shares.
(2)The value realized is calculated by multiplying the closing price of our Common Stock as reported by Nasdaq on the vesting date by the number of shares that vested. The RSU and RTSR awards that vested on June 30, 2022 were valued at the $7.67 closing price of our Common Stock on June 30, 2022. The RSU awards that vested on March 31, 2022 for Ms. Sigler, were valued at $8.45 closing price of our Common Stock on March 31, 2022.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2022

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
Kristine L. Juster	$—	$—	$(13,180)	$—	$81,496
Timothy J. Wolfe	$27,653	$—	$(3,769)	$—	$23,884
Kourtney L. Smith	$14,823	$—	$(44,387)	$—	$205,079
Mark W. Johnson	$17,898	$—	$(3,248)	$—	$14,650
Koorosh Sharghi	$—	$—	$(18)	$—	$5
Katherine S. Sigler	$—	$—	$(850)	$—	$4,837
_____________
(1)These amounts are included in the fiscal year 2022 amounts in the “Salary” column of the Summary Compensation Table.
(2)No Company contribution was paid during fiscal year 2022.
(3)Earnings do not represent above-market or preferential rates, and are not included in the Summary Compensation Table for fiscal year 2022 or prior years.
(4)The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2022. The amounts in this column that were reported as compensation in the Summary Compensation Table in fiscal year 2022 or prior years are: Ms. Juster: $78,212; Mr. Wolfe: $23,884; Ms. Smith $169,132; Mr. Johnson $14,650; and $0 for Mr. Sharghi and Ms. Sigler.

Activity disclosed in the table above relates solely to our SERP, which is our only nonqualified deferred compensation arrangement. See “Compensation Discussion and Analysis — Components of Compensation — Other Compensation and Employee Benefits — Nonqualified Deferred Compensation” for further information about the material terms of the SERP.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS WITH NEOS
AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Executive Employment Agreements as of June 30, 2022
We have Executive Employment Agreements and Change in Control Agreements with each of our NEOs, except Ms. Sigler who retired from her position in March 2022. Each of the Executive Employment Agreements with our NEOs is in substantially the same form except as noted herein regarding Ms. Juster’s and Ms. Smith’s Executive Employment Agreement.
Pursuant to the Executive Employment Agreements, if the executive’s employment is terminated by us without Cause (as defined below) or by the executive for Good Reason (as defined below), we will provide compensation and benefits to the executive as follows:
(i)  base salary through the date of termination of employment;
(ii)  any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year;
(iii) (a) unless the executive’s termination occurs during the one-year period before a Change in Control (as defined below) of the Company or during the two-year period following a Change in Control, severance pay equal to the sum of the executive’s annual base salary during the year (highest rate during three years for Ms. Juster and Ms. Smith) immediately preceding the last day of employment and the executive’s target cash incentive during the year in which the last day of employment occurs (except for Ms. Juster and Ms. Smith who receive the higher of either her average annual cash incentive award during the year or her average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment), plus an amount equal to the COBRA premiums for number of months served in lieu of continued welfare and fringe benefits, but not less than 6 months and not more than 12 months (except for Ms. Juster and Ms. Smith who receive a reimbursement payment of $50,000 subject to cost-of-living adjustment), or (b) if the executive’s termination occurs during the one-year period before a Change in Control or the two-year period following a Change in Control, severance pay is determined by the terms of the Change in Control Agreement;
(iv) reimbursement for outplacement service costs up to $25,000;
(v) payments under the Annual Cash Incentive Plan and all performance-based equity awards previously awarded under the applicable stock plans but not yet vested are prorated for the number of months of the performance or service period completed (for Ms. Juster and Ms. Smith all performance-based awards will vest as if she remained employed by the Company and will be paid out in accordance with the terms of the applicable award agreement based on the actual performance results of the Company and all service-based stock awards will become fully vested as of the date of separation); and
(vi) payment of all SERP benefit amounts, which will become fully vested.
“Cause” means a determination, by at least three-quarters of the members of the Board, that one or more of the following has occurred:
•the executive’s willful and continued failure to perform substantially the duties of the position or to follow lawful instructions of a senior executive or the Board that continues for five days after the executive receives written notice identifying such failure;
•the executive’s conviction of a felony or of another crime that reflects adversely on the Company;
•the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude;
•the executive’s material breach of obligations under the Executive Employment Agreement or a fiduciary duty to the Company or our shareholders; or
•the executive’s engaging in activity that constitutes gross negligence as an employee of the Company.

“Good reason” means one or more of the following has occurred:
•a material adverse change in the nature or scope of the executive’s responsibilities;
•a reduction in the executive’s base salary rate or annual cash incentive category;
•a reduction of 5% or more in value of the aggregate benefits provided to the executive and his or her dependents under our employee benefit plans;
•a significant diminution in the executive’s position, authority, duties or responsibilities;
•a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal site of employment;
•failure by the Company to obtain an assumption agreement regarding the executive’s Executive Employment Agreement from any successor of the Company; or
•a material breach by the Company of its obligations under their Executive Employment Agreement or Change in Control Agreement (except Ms. Juster and Ms. Smith).
The executive employee is required to give written notice within 90 days of the occurrence of an event constituting “Good Reason” and we will then have 30 days to remedy the occurrence. If we fail to do so, the executive must resign no later than 12 months after the initial occurrence of the event in order to receive a severance payout under the Executive Employment Agreement.
In the event of termination of employment for a reason other than Cause or Good Reason, the executive will receive his or her base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Annual Cash Incentive Plan, SERP, and equity and incentive plans, except that Ms. Juster (or her estate) also will be entitled to pro-rated vesting of all outstanding cash incentives and equity awards in the event of her death or disability. This provision is contained in the equity award agreements for our other NEOs but is not contained in their Executive Employment Agreements. Ms. Juster’s Executive Employment Agreement also includes a definition of the “Rule of 65,” which applies to any termination of her service with the Company other than for Cause, enabling her to qualify for payouts under the Annual Cash Incentive Plan and equity award agreements as if she had retired upon reaching the age of 55 and having a combination of age plus years of service as an executive officer of the Company equal to or greater than 65. Our 2017 Stock Plan and our Annual Cash Incentive Plan apply this concept as the “Rule of 75” for our other NEOs. If any of our payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 409A of the Internal Revenue Code due to our early payment of deferred compensation following separation without Cause or resignation for Good Reason, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). In addition, the Executive Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.
Payments to Katherine Sigler
In connection with her retirement on March 31, 2022, and pursuant to the terms of her award agreements under the 2017 Stock Plan and the terms of the Annual Cash Incentive Plan, Ms. Sigler (i) became vested in a pro rata portion of her outstanding RSUs (12,609 shares vested with a value of $106,546 based on the $8.45 closing price of the Common Stock on such date), (ii) became entitled to receive a pro rata portion of her outstanding RTSR awards based on actual performance at the end of the applicable performance period (her target award of 2,057 RTSRs vests on June 30, 2023 and her target award of 677 RTSRs vests on June 30, 2024), (iii) received a prorated payment of $94,701 under the Annual Cash Incentive Plan based on her employment through her retirement date, and (iv) received a cash payment of $268,000 in exchange for a post-employment release and restrictive covenants.
Payments to Koorosh Sharghi
In connection with his departure from the Company on July 22, 2022, Mr. Sharghi received (i) a payment under the terms of the Annual Cash Incentive Plan of $156,116 related to the fiscal year 2022 performance period; (ii) a discretionary bonus payment of $150,000; and (iii) a cash payment of $98,730 in exchange for a post-employment release and restrictive covenants.

Change in Control Agreements
Each continuing NEO is a party to a Change in Control Agreement with the Company, the purpose of which is to provide some protection to executive officers so their focus would be on carrying out an effective Change in Control transaction for the benefit of the shareholders rather than on their own well being. It is also a retention tool, such that the executive officer will be less motivated to resign from the Company during a Change in Control time period when their leadership is most needed by the Company. In each Change in Control Agreement, “Change in Control” means the consummation of any of the following:
•the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;
•the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;
•the acquisition of ownership during any 24-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or
•the replacement of a majority of members of the Board during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;
provided, however, that any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of a Relevant Entity within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “Change in Control.”
If the executive officer’s employment is terminated by us without Cause or by the executive officer for Good Reason during the one-year period before, or the two-year period following a Change in Control of the Company, we will accelerate payment to the executive officer of an amount in cash, shares or a combination thereof equal to the value at the effective date of the Change in Control or the termination of employment, as applicable, of all options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, and Annual Cash Incentive Plan payments, all of which will become fully vested, with all performance-based awards vesting at 100% of target (except that RTSR awards will vest and Annual Cash Incentive Plan awards will be paid on a pro-rata basis) (1) on the later of the date of termination or the effective date of the Change in Control (the “Termination Date”), the Change in Control (a “Change in Control event”); and (2) on the effective date of the Change in Control without a termination of employment if any successor entity has not assumed our obligations with respect to such awards or has not substituted benefit rights that are at least as favorable to the executive officer as such awards. The executive officer will also become fully vested in the SERP and will receive all benefit amounts under that plan.
In addition, upon a Change in Control event, as soon as practicable following the Termination Date, the executive officer will receive severance pay in a sum equal to two times the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target annual cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment. The executive officer will also receive a reimbursement amount equal to two times the product of $50,000 and a fraction, the numerator of which is the Employment Cost Index and the denominator of which is the Employment Cost Index for the first calendar quarter of 2015 for welfare and fringe benefit plan reimbursements. The executive will also be eligible for $25,000 in outplacement assistance during the first 12 months after separation from employment. In the event the NEO's employment continues after the effective date of a Change in Control, as an incentive for the NEO to remain as an employee to assist with transition matters, the Company will offer the NEO a retention bonus equal to twenty percent (20%) of the NEO’s annual base salary in effect immediately before the Change in Control, payable three months after the Change in Control, and another twenty percent (20%) of the NEO’s annual base salary payable six months after the Change in Control.
If any of our payments to the executive officer are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 409A of the Internal Revenue Code due to our early payment of deferred compensation following a Change in Control, the executive officer will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties).
The table below reflects the amount of compensation payable to each of the continuing NEOs in the event of termination of such NEO’s employment or, in certain circumstances described above, upon the consummation of a Change in Control. The amounts shown for the continuing NEOs assume that such termination or Change in Control was effective as of June 30, 2022, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination or upon such Change in Control. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company or at the time of such Change in Control and could therefore be more or less than the amounts set forth below.

	Change in Control(5)	Without Cause or with Good Reason	Retirement(6)	Death and Disability(7)	Other Termination(8)
Kristine L. Juster
Lump Sum(1)	$3,028,701	$1,526,851	N/A	$—	$—
Stock and Incentive Compensation(2)	$1,304,754	$1,577,614	N/A	$1,037,401	$—
Retention Bonus(3)	$320,000	$—	N/A	$—	$—
SERP(4)	$81,496	$81,496	N/A	$81,496	$81,496
TOTAL	$4,734,951	$3,185,961	N/A	$1,118,897	$81,496
Timothy J. Wolfe
Lump Sum(1)	$1,501,701	$713,500	N/A	$—	$—
Stock and Incentive Compensation(2)	$440,152	$137,224	N/A	$334,382	$—
Retention Bonus(3)	$164,000	$—	N/A	$—	$—
SERP(4)	$23,884	$23,884	N/A	$23,884	$23,884
TOTAL	$2,129,737	$874,608	N/A	$358,266	$23,884
Kourtney Smith
Lump Sum(1)	$1,468,701	$746,851	N/A	$—	$—
Stock and Incentive Compensation(2)	$481,900	$519,997	N/A	$337,995	$—
Retention Bonus(3)	$160,000	$—	N/A	$—	$—
SERP(4)	$205,079	$205,079	N/A	$205,079	$205,079
TOTAL	$2,315,680	$1,471,927	N/A	$543,074	$205,079
Mark W. Johnson
Lump Sum(1)	$1,387,851	$656,575	N/A	$—	$—
Stock and Incentive Compensation(2)	$457,182	$146,137	N/A	$325,258	$—
Retention Bonus(3)	$150,200	$—	N/A	$—	$—
SERP(4)	$14,650	$14,650	N/A	$14,650	$14,650
TOTAL	$2,009,883	$817,362	N/A	$339,908	$14,650
  _____________
(1)Payment is calculated based on the executive’s annual base salary as of June 30, 2022 plus cash incentive compensation. The amounts include severance, benefits allowance, and outplacement reimbursement. The Change in

Control Agreements also provide that such amounts will be reduced by the amount necessary to avoid federal excise tax on excess parachute payments (Section 4999 of the Internal Revenue Code). We estimate there would be no federal excise tax on excess parachute payments, as the value of payments that are contingent upon a Change in Control would be less than the safe harbor amount, and therefore no reductions were made to these amounts. The computation of the excise tax is complex and is subject to various questions of interpretation. In addition, there is estimated to be no tax liability pursuant to Section 409A of the Internal Revenue Code and, accordingly, no amounts are included for reimbursement of this tax.
(2)Represents the value of unvested RSU and RTSR awards, the vesting of which would accelerate in certain circumstances depending upon the specified event of termination or upon the consummation of a Change in Control, as well as a pro-rated share of each NEO’s Annual Cash Incentive Plan payout for the fiscal year in which termination occurred, if applicable under the NEO’s employment agreement. Awards are valued by multiplying $7.67, the closing price of our Common Stock as reported by Nasdaq on June 30, 2022, by the number of unvested shares that would vest for the specified event of termination or Change in Control. The amount also includes the accrued but unpaid cash incentive compensation due under the Annual Cash Incentive Plan for fiscal year 2022.
These equity awards will vest (i) on the Termination Date upon a Change in Control event for all NEOs; or (ii) upon a Change in Control without a termination if the awards are not assumed; with all service-based awards vesting in full and all performance-based awards vesting at 100% of target (except that the Annual Cash Incentive Plan awards will be paid on a pro-rata basis and the RTSR awards will vest on a pro-rata basis). If our NEOs are terminated without Cause or for Good Reason, our service-based and performance-based awards will be prorated for the periods completed (except Ms. Smith’s and Ms. Juster’s service-based awards will vest in full and performance-based awards will vest over time as if they had remained our employees based on our actual performance). Because the future vesting amounts for performance-based awards would not have been determinable on June 30, 2022, the amounts set forth in this row under "Without Cause or with Good Reason" for our NEOs assume target performance during the applicable performance cycles. Cash payable under the Annual Cash Incentive Plan will be paid in full within two-and-a-half months after the end of our fiscal year. For payouts and vesting upon death or disability, see Note 7 below.
(3)Retention bonus is applicable in the event the NEO's employment continues after the effective date of a Change in Control.
(4)Represents the fully vested SERP balance as of June 30, 2022 reflected in the Nonqualified Deferred Compensation in Fiscal Year 2022 Table included in this Proxy Statement. This amount will be paid in a lump sum after a separation due to a Change in Control, termination without Cause or with Good Reason, or death. In the case of disability and voluntary termination, the amount will be paid pursuant to the election of the NEO.
(5)The Change in Control payment calculated in this column assumes that the NEO stays for a transition period of six months after the Change in Control to assist with the transition, but thereafter is not employed by the successor company, resulting in the maximum amount of Change in Control payment. If the NEO were to be retained by the successor, the Change in Control payment would be reduced to exclude the severance portion (consisting of the NEO’s annual base salary, targeted cash incentive compensation, benefits allowance, and outplacement reimbursement), and would only include stock and annual cash incentive compensation to the extent that the successor company did not continue these benefits.
(6)The 2017 Stock Plan and the Annual Cash Incentive Plan define retirement as a termination of continuous service, other than for Cause, occurring at or after the participant has attained the minimum retirement age under the governmental retirement system for the applicable country (age 62 in the United States), or at or after the participant has reached the age of 55 and has a combination of age plus years of continuous service equal to or greater than 75 (“Rule of 75”). However, rather than apply the Rule of 75, Ms. Juster’s Executive Employment Agreement states that she will be eligible to retire upon reaching the age of 55 and having a combination of age plus years of continuous service as an executive officer of the Company equal to or greater than 65. No NEO’s met the requirements for retirement as of June 30, 2022.
(7)In the event of death or disability, pursuant to the 2017 Stock Plan and the applicable award agreements, a pro-rated portion of RSU awards and a pro-rated portion of any RTSR awards that are earned or deemed to be earned will vest, in each case based on the portion of the applicable restricted period or performance period that the NEO worked prior to his or her death or disability, with the amounts earned or deemed to be earned under the RTSR awards in the event of death to be 100% of the target number of shares and the amounts earned in the event of disability to be based upon actual performance during the applicable performance cycle.
Because the future vesting amounts for performance-based awards would not have been determinable on June 30, 2022, the amounts set forth in this column assume target performance during the applicable performance periods.
The amounts also include the accrued but unpaid cash incentive due under the Annual Cash Incentive Plan for fiscal year 2022.
(8)Includes termination by the Company for Cause and voluntary resignation by the NEO.
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits, and distribution of account balances under the Retirement Plan.

DIRECTOR COMPENSATION
Fiscal Year 2022 Compensation to Non-Employee Directors
All non-employee directors receive compensation as set by our Board. The level of compensation is guided by the following goals: compensation should fairly pay directors for work required by a company of our size and scope; and the structure of the compensation should be transparent, market-competitive, and easy to understand.
Prior to December 31, 2021, each non-employee Board member received annual compensation of $150,000. The Chair of the Board received an additional $75,000 for a total of $225,000, while the Chair of the Audit Committee and Chair of the Compensation and Governance Committee each received an additional $15,000 in compensation per year, for a total of $165,000, due to the additional requirements of their roles. Retainers were paid in cash or shares of the Company’s Common Stock at the election of the director, but in keeping with the stock ownership guidelines. Based on our stock ownership guidelines, directors were required to receive at least 50% of their Board compensation in shares of Common Stock until they attained the minimum level of stock ownership required for a director. Directors were deemed to be in compliance once target values are achieved, as long as the total number of shares used to achieve compliance was maintained. Our directors could also elect to receive greater than 50% of their retainer in shares of Common Stock. If a non-employee director had met his or her stock ownership guidelines, he or she may have chosen to reduce the value of unrestricted shares received to no less than $50,000.
After December 31, 2021, each non-employee Board member receives annual compensation of $165,000. The Chair of the Board receives an additional $75,000 for a total of $240,000, while the Chair of the Audit Committee and Chair of the Compensation and Governance Committee each receive an additional $15,000 in compensation per year, for a total of $180,000, due to the additional requirements of their roles. The base annual compensation of $165.000 is paid 50% in cash and 50% in shares of the Company’s Common Stock, and any additional fees for committee chair positions are paid 100% in cash. Directors can elect to receive greater than 50% of their base annual compensation in shares of Common Stock.
Directors also are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.
The number of unrestricted shares awarded is determined by averaging the closing price of our Common Stock on the 10 business days prior to the award. The fees are paid and stock awards are issued in quarterly installments.

The following table, “Non-Employee Director Compensation in Fiscal Year 2022” shows the compensation paid to each of our non-employee directors during fiscal year 2022. A full-time officer who is or becomes a member of the Board does not receive additional compensation for serving as a member of the Board and/or as a member of any of the committees of the Board.
Non-Employee Director Compensation in Fiscal Year 2022

	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Name	($)	($)	($)
(a)	(b)	(c)	(h)
Patrick E. Connolly	$146,250	$66,632	$212,882
Susan B. Frampton	$81,250	$81,827	$163,077
Valerie R. Love	$78,750	$79,295	$158,045
Kimberly K. Ryan	$116,545	$66,632	$183,177
Scott M. Settersten	$87,500	$80,569	$168,069
Thomas J. Tischhauser	$101,250	$66,632	$167,882
(1)Represents the grant date fair value of the shares of unrestricted Common Stock awarded each quarter, which was calculated using the closing price of our Common Stock as reported by Nasdaq as of the payment date of each quarterly directors’ fee, ranging from $8.54 to $13.25.

Board Stock Ownership Guidelines
As discussed under “Compensation Discussion and Analysis — Components of Compensation — Stock Ownership Guidelines,” the Board follows guidelines whereby all members of our Board are expected to own, at a minimum, shares of our Common Stock equal in value to a certain level of times the annual cash fees earned as a director, excluding additional amounts paid for chair roles. This ownership expectation for directors is five times the annual cash fees earned as a director, excluding additional amounts paid for chair roles, within five years of the later of a director’s date of first election or appointment. Directors are deemed to be in compliance once target values are achieved, as long as the total number of shares used to achieve compliance are maintained.The Board regularly evaluates the stock ownership guidelines and may adjust the ownership requirement as it deems appropriate.

CEO PAY RATIO
As required by Item 402(u) of Regulation S-K, we are providing information about the relationship between the fiscal year 2022 annual total compensation of the employee whose compensation was at the median of all employees of our Company other than our CEO (our median paid employee), and the annual total compensation of our CEO.
For fiscal year 2022, our last completed fiscal year, the annual total compensation of our CEO, Ms. Juster, as reported in the Summary Compensation Table was $2,276,898, while the annual total compensation of our median paid employee was $57,584. We utilized all elements of Ms. Juster’s compensation as reported in the Summary Compensation Table for the period during the fiscal year (i.e., bonus, stock awards and all other compensation).
As permitted under SEC rules, we are using the same median employee for our fiscal year 2022 pay ratio disclosure as we used for our fiscal year 2021 pay ratio disclosures because we did not experience any meaningful changes in our employee population or employee compensation arrangements during fiscal year 2022 that we reasonably believe would significantly impact our pay ratio disclosure. See below for information regarding the process we utilized to identify our “median employee.”
Based on this information for fiscal year 2022, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median paid employee was 40 to 1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
Our pay ratio was based on the fiscal year 2022 annual total compensation of our median paid employee, determined in the same manner and using the same methodology used to determine the “Total Compensation” shown for our CEOs in the Summary Compensation Table. The elements included in each CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.
We determined our median paid employee by reviewing the total compensation, as defined above, actually paid for the measurement period from April 1, 2021 through March 31, 2022 to our adjusted employee population, excluding our CEO, who were employed by the Company as of April 1, 2022. The compensation of those employees who were employed on April 1, 2022 but who were not employed for the entire measurement period, such as new hires or employees who were on a leave of absence, was annualized.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes our equity compensation plans as of June 30, 2022:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in first column)
Equity compensation plans approved by shareholders	876,949	(1)	$—	(2)	2,202,917	(3)
Equity compensation plans not approved by shareholders	—		$—		—
Total	876,949		$—		2,202,917
_____________
(1)Includes 604,231 RSU awards and 272,718 RTSR awards. For performance-based awards, the number of shares assumes the maximum number of shares which the participant is eligible to receive if maximum performance levels are achieved under each award. Based on fiscal year 2022 performance, none of the RTSR awards originally granted was earned.
(2)There is no exercise price for RSU or RTSR awards.
(3)Represents the number of shares available for issuance under the 2017 Stock Plan after subtracting the maximum number of shares which participants are eligible to receive if maximum performance levels are achieved under each performance-based award. Unearned shares are available for re-issuance under the 2017 Stock Plan as stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards.

PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP audited our annual financial statements for the fiscal year ended June 30, 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2002.
Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
The following fees were billed from Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively the “Deloitte Entities”):

Type of Fee	Fiscal Year Ended June 30, 2022	Fiscal Year Ended June 30, 2021
Audit Fees(1)	$908,000	$926,600
Audit-Related Fees(2)	$10,105	$396,829
Tax Fees(3)	$—	$70,000
All Other Fees(4)	$1,895	$—
Total	$920,000	$1,393,429
_____________
(1) For fiscal year 2022, “Audit Fees” represents the aggregate fees billed or to be billed by Deloitte & Touche LLP in connection with the audit of our annual financial statements, the review of our financial information included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Poppin year one SOX testing, and the audit of our retirement plan.
(2) During fiscal year 2022, “Audit-Related Fees” included fees billed for audit activities involving consent for S-8. For fiscal year 2021, it consisted of fees billed for Poppin due diligence services and pro-forma financial statements.
(3) For fiscal year 2021, “Tax Fees” represent services that include tax compliance and tax consulting.
(4) For fiscal year 2022, “All Other Fees” included fees for an accounting information research tool.
Consideration of Services Provided by the Independent Registered Public Accounting Firm
The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix A. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this pre-approval process and has determined that such services are compatible.
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP to be our independent registered public accounting firm for the fiscal year ending June 30, 2023. They were appointed based upon:
•performance on past audits, including the expertise of the engagement team;
•experience, client service, and responsiveness;
•leadership, management structure, and ethical culture; and
•the amount of fees charged in relation to scope of work performed.

Ratification is not required by law or our By-laws. We are submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
The Board of Directors recommends that our shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2022,the Audit Committee was comprised of three directors: Scott M. Settersten (Chair); Kimberly K. Ryan; and Dr. Susan B. Frampton. All members of the Audit Committee meet the independence and experience requirements of The Nasdaq Stock Market LLC and the Securities and Exchange Commission. Two members of the Audit Committee also meet the requirements to be considered an “audit committee financial expert.”
Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.
In connection with these responsibilities, the Audit Committee met with management and Deloitte to review and discuss the June 30, 2022 financial statements, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under standards established by the Securities and Exchange Commission and the PCAOB. The Audit Committee also has received the written disclosures and the letter from Deloitte in accordance with the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and management. In addition, the Audit Committee considered whether Deloitte’s independence would be jeopardized by providing non-audit services to the Company.
The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and Deloitte. The Audit Committee met with the internal auditor and Deloitte, with and without management present, to discuss the results of the examinations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with management and Deloitte, management’s report on, and Deloitte’s report on and audit of, the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also met at least twice annually in a separate executive session with only members present.
Based upon the review and discussions referred to above, and relying on the representations of the Company’s management and the independent auditors’ report, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, filed with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE
Scott M. Settersten (Chair)
Kimberly K. Ryan
Dr. Susan B. Frampton

GENERAL INFORMATION REGARDING THE PROXY AND YOUR VOTING RIGHTS
What is a proxy and a proxy statement?
A proxy is your legal designation of another person to vote the shares you own in our Company on your behalf and in accordance with your direction. The person you designate to vote on your behalf is called a proxy or proxy holder. If you designate another person as your proxy in a written document, that document also is called a proxy or proxy card. A proxy statement is the document that contains information we are required to disclose to you pursuant to the rules of the SEC when we ask you to sign a proxy designating one or more individuals to vote on your behalf or otherwise solicit shareholder votes.
What am I being asked to vote on?
We are asking our shareholders to vote on the following items:
•To elect two nominees for Class II Directors: Patrick E. Connolly and Kimberly K. Ryan;
•Advisory (non-binding) vote to approve the compensation paid to our NEOs (“Say on Pay”); and
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.
Our Board recommends that you vote in favor of each of these matters.
Our Board knows of no other matters that may come up for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the proxy will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy.
How can I access the proxy statement and voting materials?
On or about September 7, 2022, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2022 Annual Report to Shareholders, which includes our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2022 (our “2022 Annual Report”). The Notice contains instructions on how to access this Proxy Statement and the 2022 Annual Report as well as how to vote online. The Notice also contains instructions on how to request and receive a paper copy of our proxy materials, including this Proxy Statement, our 2022 Annual Report and a proxy card. Using this distribution process conserves natural resources and reduces the costs of printing and distributing these proxy materials. This Proxy Statement, the 2022 Annual Report, the form of the proxy card and voting instructions are being made available to shareholders on or about September 7, 2022 at www.proxyvote.com or www.kimballinternational.com/annual-shareholder-information, where you can click on the “vote now” button.
The SEC’s rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings for the Company. To take advantage of this opportunity, we have delivered only one Notice or set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any shareholders at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices or proxy materials for your household, please contact Broadridge Financial Solutions, Inc. at the above phone number or address.

Who is entitled to vote?
Shareholders of record who hold shares of our Common Stock (either Class A or Class B) at the close of business on the record date, August 18, 2022, are entitled to receive notice of the Annual Meeting and vote their shares, or have their shares voted by the proxy on their behalf, at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Shareholders are entitled to one vote per share, and individual votes will be kept confidential, except as appropriate to meet legal requirements.
How do I vote my shares?
If you are a registered shareholder, you may vote your shares by proxy in one of the following ways:
1.Via the internet by visiting www.proxyvote.com.
2.By telephone by calling the number on your proxy card, voting instructions or Notice.
3.By mail if you requested printed materials and received a paper copy of the proxy card, by marking, signing, dating and mailing your proxy card in the prepaid and addressed envelope provided. No postage is required if mailed in the United States. If you vote by internet or telephone, please do not return a signed proxy card by mail.
4.In person at the Annual Meeting.
See below regarding how to vote if your shares are held by a broker, bank, nominee or other shareholder of record.
What is a “beneficial owner?”
This describes how you own your shares, i.e., your shares are held in “street name” through a bank, broker, nominee or other shareholder of record. For comparison, a “shareholder of record” or a “registered shareholder” holds shares that are registered directly to them through Broadridge Corporate Issuer Solutions, Inc., our transfer agent. A beneficial owner will vote their shares through the shareholder of record, which may be their broker, bank, etc.
If you are a beneficial owner, your bank, broker or other nominee, as the record holder of your shares, is required to vote the shares according to your instructions. You should receive instructions from your bank, broker or other nominee on how to vote the shares. If you hold your shares in street name, you must request a legal proxy from your bank, broker or nominee if you would like to vote in person at the Annual Meeting. If you fail to provide voting instructions, your broker, bank or other nominee is only permitted to vote your shares on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. They may NOT vote on the election of directors, the Say on Pay proposal, the Amended and Restated Articles of Incorporation proposal, or the Kimball International, Inc. 2017 Stock Incentive Plan proposal absent instructions from you. Without your voting instructions on such proposals, a “broker non-vote” will occur with respect to these proposals, so please contact the entity that acts as record holder of your shares to ensure that your wishes are carried out in the voting process.
How will my shares be voted?
If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. All properly delivered proxies will be voted in accordance with the wishes of the shareholder as expressed therein. In the absence of contrary direction, the proxies will be voted “FOR” the election of each of the named nominees to the Board, “FOR” approval of the Say on Pay vote, “FOR” the Amended and Restated Articles of Incorporation, “FOR” the Kimball International, Inc. 2017 Stock Incentive Plan, and “FOR” the ratification of the appointment of our independent registered public accounting firm.
As discussed above, if you are a beneficial owner, you must instruct your bank, broker, or nominee as to your wishes for voting on the items listed above or obtain a legal proxy and vote your shares in person at the Annual Meeting.

Can I change or revoke my proxy after I return my proxy card?
The common shares represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy by:
•delivering to our Secretary prior to the Annual Meeting a written notice of revocation at Kimball International, Inc., 1600 Royal Street, Jasper, Indiana 47546 Attn: Corporate Secretary;
•submitting a properly signed proxy card with a later date prior to the Annual Meeting; or
•submitting a vote at a later time via the Internet or telephone up until 11:59 p.m. Eastern Daylight Time the day before the Annual Meeting date.
Will I have to pay to receive proxy materials?
The entire cost of soliciting proxies, including providing these materials, will be borne by our Company. In addition to the use of mail services, proxies may be solicited by personal interview, telephone, and electronic mail by our directors, officers, and employees without extra compensation. We will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy materials to beneficial owners.
When will the 2022 Annual Report be available?
Our 2022 Annual Report is being made available at the same time and by the same method described for the proxy materials. The 2022 Annual Report is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference. Shareholders may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, including financial statements but excluding exhibits, as filed with the SEC. Please address requests for a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 to our Secretary at Kimball International, Inc., 1600 Royal Street, Jasper, Indiana 47546.
Who can attend the Annual Meeting of Shareholders?
We intend to hold the Annual Meeting in person but, given the public health concerns related to the COVID-19 pandemic, urge you to consider voting in advance via one of the remote methods describe above. All registered shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. A government-issued photo identification, such as a driver’s license, state-issued ID or passport, will be required for entrance to the meeting. Please note that if you are a beneficial owner, you will also need to bring a copy of a brokerage statement reflecting your ownership of shares of our common stock as of the record date to enter the meeting.
What is the impact on me if I hold Class A Common Stock versus Class B Common Stock?
Your shares have equal voting rights regardless of whether they are Class A Common Stock or Class B Common Stock. Due to the unification of the two classes of Common Stock concurrent with the spin-off of our EMS division, which was effective October 31, 2014, all references in this Proxy Statement to “Common Stock” include both classes of stock unless either Class A Common Stock or Class B Common Stock is clearly identified. Each class of Common Stock now has equal rights, preferences, limitations and restrictions, except that shares of Class A Common Stock must be converted to Class B Common Stock before they can be publicly traded. Each share of Common Stock is entitled to one vote with respect to all matters presented to shareholders at the Annual Meeting.
Our Class A Common Stock was deregistered under the Exchange Act, effective in September 2015. However, this does not affect the rights of shareholders who choose to continue to hold their Class A Common Stock.
We encourage any shareholders that continue to hold Class A Common Stock to convert those shares to Class B Common Stock. Again, Class A Common Stock and Class B Common Stock are now equal in all respects, including voting rights and dividend amounts, except that Class A Common Stock must be converted to Class B Common Stock in order to be publicly traded.

FUTURE SHAREHOLDER PROPOSALS
Proposals to be presented at the 2023 Annual Meeting by Shareholders and included in our Proxy Statement for that meeting must be received by the Company at our principal executive offices, 1600 Royal Street, Jasper, Indiana 47546, no later than May 16, 2023. Such proposals must meet certain requirements under the regulations of the SEC to be included in our Proxy Statement. A shareholder wishing to nominate a candidate for election as a director or to bring any other proposal before the 2023 Annual Meeting of Shareholders (but not include the nomination or proposal in our Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at our principal executive office no earlier than July 8, 2023, and no later than July 28, 2023. The written notice must also meet additional requirements as stated in our By-laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Shareholders may communicate with a member of the Board by sending comments to a specific director or directors in care of the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47546, who will ensure delivery, except that correspondence involving marketing, job applications, personal threats or other inappropriate material will not be delivered. The Secretary may also forward the correspondence to the Chair of the Board and/or to one or more departments within the Company if the communication is more appropriately addressed by an employee of the Company. A log of correspondence received and copies of the correspondence are available to any director who wishes to review them.

By Order of the Board of Directors
Mark W. Johnson
Chief Legal Officer & Corporate Secretary, Kimball International
President, Kimball Hospitality
September 7, 2022

APPENDIX A

APPROVAL PROCESS FOR SERVICES PERFORMED BY
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Objective
To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (the “Company”).
Process
The Company’s independent registered public accounting firm reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render services, the services and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the Securities and Exchange Commission rules on auditor independence, nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance and related tax services.
The Audit Committee has delegated authority to the Audit Committee Chair to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chair updates the full committee of approved independent registered public accounting firm services for informational purposes.
The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm’s independence.

A-1

APPENDIX B

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
The following reconciles net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”) to EBITDA and shows the additional adjustments made to EBITDA to determine annual cash incentive payouts under the plan:

(Amounts in Millions)	Fiscal Year Ended June 30, 2022
Net Loss	$(15.7)
Provision (Benefit) for Income Taxes	(1.7)
Net Loss Before Taxes	$(17.4)
Interest Expense	1.5
Interest Income	(0.1)
Depreciation	14.5
Amortization	9.6
Goodwill Impairment	34.1
Restructuring Impairment	6.3
EBITDA	$48.5

Adjustments to EBITDA:
Add Back: Restructuring Expense	4.1	See Note 1 below. The restructuring adjustment does not factor in the impairment portion of restructuring expense because the EBITDA metric already excludes non-cash impairment charges.
Subtract: Gain on Sale of Facility	(4.5)	See Note 1 below.
Add Back: COVID Vaccine Incentive	2.7	See Note 1 below.
Subtract: Poppin Contingent Earn-out Gain	(17.0)	See Note 1 below.
Add Back: Acquisition-Related Inventory Valuation Adjustments	0.3	See Note 1 below.
Add Back: LIFO Expense	5.5	In addition to non-GAAP adjustments in the Company’s Form 10-K, the Compensation and Governance Committee decided to exclude LIFO expense from Adjusted EBITDA for purposes of the Annual Cash Incentive Plan because very high inflation levels driven by economic factors drove an unusually high level of LIFO expense during fiscal year 2022.
Adjusted EBITDA used for Annual Cash Incentive Plan	$39.6

(1) The Annual Cash Incentive Plan utilizes Adjusted EBITDA as the performance metric. The above notated items are non-GAAP adjustments consistent with the calculation of Adjusted EBITDA in the Company’s Form 10-K. These adjustments consist of income or expense that is unusual, non-recurring, or are not indicative of the Company’s operating performance.
B-1

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/20/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

KIMBALL INTERNATIONAL, INC. ATTN: JIM KRODEL 1600 ROYAL STREET JASPER, IN 47546
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on 10/20/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees

01) Patrick E. Connolly	02) Kimberly K. Ryan

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

2. APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
---------------------------------------------------------------------------------------------------------------------------------------------------------
KIMBALL INTERNATIONAL, INC.
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint Kristine L. Juster and Timothy J. Wolfe, or either of them, each with full power of substitution, as Proxies to vote all shares of common stock of Kimball International, Inc. standing in my name on its books at the close of business on August 18, 2022, at the annual meeting of its Shareholders to be held at the Kimball International Headquarters located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Daylight Time, on Friday, October 21, 2022, and at any adjournments thereof with respect to the matters on the reverse side. I hereby revoke any proxy heretofore given.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL, BY A NON-BINDING, ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

Continued and to be signed on reverse side